EXECUTION COPY

SECOND AMENDMENT TO UNSECURED TERM CREDIT AGREEMENT
This Second Amendment to Unsecured Term Credit Agreement (this “Amendment”) is made as of September 24, 2013 (the “Amendment Effective Date”), by and among BIOMED REALTY, L.P., a Maryland limited partnership (“Borrower”), KEYBANK NATIONAL ASSOCIATION, as “Administrative Agent,” and such of the lenders (“Lenders”) party to the Loan Agreement (defined below) constituting the Requisite Lenders under the Loan Agreement, and, solely for the purpose of agreeing to the terms and conditions of Section 5 below, BIOMED REALTY TRUST, INC., a Maryland corporation (“Guarantor”).
R E C I T A L S
A.    Borrower, Administrative Agent, the Lenders executing this Amendment and certain other Lenders have entered into that certain Unsecured Term Credit Agreement dated as of March 30, 2012, as amended by that certain First Amendment to Unsecured Term Credit Agreement dated as of August 2, 2012 (as it may be further amended, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.
B.    Borrower has requested that Administrative Agent and Lenders agree to amend the Loan Agreement as provided herein.
NOW, THEREFORE, with reference to the foregoing Recitals, all of which are incorporated herein by this reference, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
1.Amendments to Defined Terms. The following Definitions from Article 1 of the Loan Agreement are modified as follows:
A.    The defined term “Adjusted EBITDA” is hereby deleted in its entirety and replaced with the following:
“Adjusted EBITDA” means, as of any date, (a) EBITDA with respect to the Consolidated Group for the most recent Fiscal Quarter for which financial results have been reported less (b) Capital Reserves for all Income-Producing Projects owned by a member of the Consolidated Group or an Investment Affiliate divided by four (4).
B.    The defined term “Adjusted NOI” is hereby deleted in its entirety and replaced with the following:
“Adjusted NOI” means, as of any date with respect to any Project or group of Projects, an annualized amount determined by multiplying four (4) times NOI of such Project or group

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of Projects for the most recent Fiscal Quarter for which financial results have been reported and deducting therefrom the then-current annualized Capital Reserves with respect to such Project or group of Projects. For any Project or group of Projects that were either (i) acquired by the Consolidated Group after the first day of the Fiscal Quarter on which such Adjusted NOI is based, or (ii) first opened for occupancy after the first day of such Fiscal Quarter, the Adjusted NOI for such Project for such Fiscal Quarter shall be deemed to be increased by the per diem Adjusted NOI for such Project after acquisition or opening times the number of days in such Fiscal Quarter prior to the date of acquisition or the date such Project was first opened for occupancy.
C.    The defined term “Adjusted Unencumbered NOI” is hereby deleted in its entirety and replaced with the following:
“Adjusted Unencumbered NOI” means, as of any date, Adjusted NOI attributable to Unencumbered Projects.
D.    The defined term "Base Rate" is hereby deleted in its entirety and replaced with the following:
“Base Rate” means, as of any date of determination and as to any Type of Loan, the rate per annum equal to the highest of (a) the Prime Rate in effect on such date plus the then-current applicable “Base Rate Margin” as set forth in Schedule 1.2 and (b) the Federal Funds Effective Rate in effect on such date plus one-half of 1% (50 basis points) plus the then-current applicable “Base Rate Margin” set forth in Schedule 1.2, and (c) the LIBOR Base Rate for a one-month LIBOR Period commencing on such date plus the then-current applicable “LIBOR Rate Margin” set forth in Schedule 1.2.
E.    The defined term “Capitalization Rate” is hereby deleted in its entirety and replaced with the following:
“Capitalization Rate” means (i) seven and one-quarter percent (7.25%) with respect to all Projects other than the CFLS Project, or (ii) six and one-quarter percent (6.25%) with respect to the CFLS Project.
F.    The defined term “EBITDA” is hereby deleted in its entirety and replaced with the following:
“EBITDA” means, with respect to any Person for any Fiscal Quarter, the Net Income of such Person (from operations and from discontinued operations) for that Fiscal Quarter, plus the following amounts to the extent they were deducted in calculating such Person’s Net Income and minus the following amounts to the extent they were added in calculating such Person’s Net Income, (i) interest, income taxes, minority interests, Preferred Distributions, depreciation and amortization, (ii) provisions for gains and losses on sale of investments and joint ventures, (iii) provisions for gains and losses on the disposition of discontinued operations, (iv) rent adjustments and amortization of intangibles required by acquisition accounting rules pursuant to GAAP, (v) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP (vi) impairment charges, property valuation losses, gains and/or losses related to the extinguishment of debt and non-cash charges necessary to record interest rate contracts at fair value, (vii) all other non-cash expenses (including non-cash compensation, non-cash severance, foreign exchange losses and other non-cash restructuring charges, to the extent not actually paid as a cash expense), (viii) extraordinary or non-recurring items, and (ix) the effect of any adjustment resulting from a change in accounting principles in determining Net Income for such period of such Person for that Fiscal Quarter, in each case as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided, that in performing the foregoing calculation of EBITDA with respect to the Consolidated Group, that portion of EBITDA attributable to the Consolidated Group’s equity interests in any Investment Affiliates shall be deducted, and the applicable Consolidated Group Pro Rata Share of EBITDA in each such Investment Affiliate shall be added back into the calculation.
G.    The defined term “Funds From Operations” is hereby deleted in its entirety and replaced with the following:
“Funds From Operations” with respect to any fiscal period means (i) Net Income (or, if applicable, net deficit under GAAP); (ii) less gains from property sales; (iii) plus losses from property sales; (iv) plus depreciation and amortization, including applicable amounts attributed from Projects owned by Investment Affiliates; (v) plus Preferred Distributions and costs incurred in connection therewith; and (vi) plus minority interest of exchangeable operating partnership units as provided under GAAP, but, in each case under clauses (ii) through (vi) without duplication and only to the extent that such items were included in or excluded from the determination of Net Income or net deficit, as applicable. For purposes of calculating Funds From Operations, gains and/or losses related to the extinguishment of debt and derivatives will be excluded.
H.    The defined term “Gross Asset Value” is hereby deleted in its entirety and replaced with the following:
“Gross Asset Value” means, as of any day, an amount equal to the sum of the following assets then owned (or leased pursuant to a Mortgageable Ground Lease) by a member of the Consolidated Group or an Investment Affiliate and valued as follows: (i) Adjusted NOI attributable to Projects owned (or leased pursuant to a Mortgageable Ground Lease) by a member of the Consolidated Group (or the Consolidated Group Pro Rata Share thereof with respect to Projects owned (or leased pursuant to a Mortgageable Ground Lease) by an

Investment Affiliate) (excluding any such portion of such Adjusted NOI attributable to (a) Projects that (1) were Unstabilized Projects at any time during the Fiscal Quarter with respect to which Adjusted NOI is determined, and (2) are not ground leased to a third party, (b) New Projects, or (c) Projects disposed of during or after such Fiscal Quarter), divided by the Capitalization Rate; plus, without duplication, (ii) with respect to each such Project that was an Unstabilized Project and is not ground leased to a third party, the greater of (a) the portion of such Adjusted NOI attributable to such Project (or the Consolidated Group Pro Rata Share thereof with respect to any such excluded Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate), divided by the Capitalization Rate and (b) the GAAP Cost Basis (or the Consolidated Group Pro Rata Share thereof with respect to any such excluded Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate) in such Project; plus (iii) the GAAP Cost Basis of all New Projects (or the Consolidated Group Pro Rata Share thereof with respect to any such New Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate); plus (iv) the GAAP Cost Basis of all land, or rights in land, that do not constitute a Project as of such date (or the Consolidated Group Pro Rata Share thereof with respect to any such land, or rights in land, owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate) (provided that the amount contributed to Gross Asset Value under this clause (iv) shall not exceed 10% of the total Gross Asset Value); plus (v) Note Receivables which are Permitted Investments per the terms of Section 6.13(e) hereof (provided that the amount contributed to Gross Asset Value under this clause (v) shall not exceed 10% of the total Gross Asset Value); plus (vi) cash and Cash Equivalents of the Consolidated Group as of such date of determination. For purposes of determining Gross Asset Value, Projects with negative Adjusted NOI shall be excluded from clause (i) of the preceding sentence.
I.    The defined term “Guarantee” or “Guaranteed Obligation” is hereby deleted in its entirety and replaced with the following:
“Guarantee” or “Guaranteed Obligation” means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep‑well” or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranteed Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranteed Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated

or determinable amount of the related Indebtedness (unless the Guaranteed Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the reasonably anticipated liability in respect thereof as determined by the Person in good faith pursuant to Generally Accepted Accounting Principles.
J.    The defined term “Indebtedness” is hereby deleted in its entirety and replaced with the following:
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts or other similar instruments, that are issued or assumed as full or partial payment for Property or services rendered (but excluding trade payables and liabilities that arise in the ongoing course of business); (c) Capital Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all off-balance sheet obligations of such Person; (f) all non-contingent obligations of such Person in respect of any repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (it being understood that the term “Indebtedness” shall not include trade payables incurred in the ordinary course of business or obligations of such Person under purchase agreements pertaining to potential acquisition by such Person of additional real properties (and related assets)); (g) net mark to market exposure of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements; (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary non-recourse “carve-out” exceptions for fraud, misapplication of funds, failure to procure insurance, failure to pay property taxes, the unauthorized sale of a Project, the applicable lender’s costs of enforcement of its loan documents, protective advances made by a lender, voluntary bankruptcy, environmental indemnities and other similar exceptions to recourse liability (but not exceptions relating to involuntary bankruptcy, insolvency, receivership or other similar events)); and (i) all Indebtedness of another Person secured by any Lien on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, provided however that the amount of Indebtedness attributed to the Person owning the Property subject to such Lien shall be limited to the value of such Property. For the avoidance of doubt, Indebtedness shall not include premiums or discounts related to ASC 805 or arising from the terms of any senior unsecured debt issued by Borrower. If (a) Indebtedness exists as to any member of the Consolidated Group; (b) any member of the Consolidated Group provides collateral in the form of cash or Cash Equivalents to secure such Indebtedness (including by depositing such cash or Cash Equivalents into an escrow or deposit account for the benefit of the holder of such Indebtedness) and (c) Borrower elects in a writing delivered to the Administrative Agent to exclude such Indebtedness from Indebtedness, then for purposes of Borrower’s covenants (x) such Indebtedness (up to the amount of such cash or Cash Equivalents) shall be excluded from Indebtedness; (y) such cash or Cash Equivalents shall be deemed not to be an asset of any member of the Consolidated Group and (z) any Lien in relation to such cash or Cash Equivalents shall not be a Lien for purposes of this Agreement.
K.    The defined term “Lien” is hereby deleted in its entirety and replaced with the following:
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other title retention agreement, any financing lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.
L.    The defined term “Mortgageable Ground Lease” is hereby deleted in its entirety and replaced with the following:
“Mortgageable Ground Lease” means any of the following: (i) any lease (a) which is a direct lease granted by the fee owner of the applicable Project, (b) which has a remaining term, as of the date such Project becomes an Unencumbered Project, of not less than thirty (30) years, including extension options which are exercisable solely at the discretion of the lessee thereunder, (c) under which no material default has occurred and is continuing, (d) with respect to which a leasehold mortgage may be granted, and (e) which the Administrative Agent has otherwise reasonably determined is financeable, and (ii) each of the following leases (as amended from time to time), but only if such lease is not amended to shorten the term of such lease and no material default under such lease has occurred and is continuing: (A) Lease Agreement dated as of April 3, 2007, as amended by the First Amendment to Lease dated as of August 18, 2008, between University City Science Center, a Pennsylvania non-profit corporation, and Wexford-UCSC II, LP, a Delaware limited partnership, for Units 1-4 of the 3711 Market Research Condominium located at 3711 Market Street, Philadelphia, Pennsylvania, and (B) Lease Agreement dated as of April 3, 2007 between University City Science Center, a Pennsylvania non-profit corporation, and Wexford-UCSC II, LP, a

Delaware limited partnership, for Units 6-7 of the 3711 Market Research Condominium located at 3711 Market Street, Philadelphia, Pennsylvania.
M.    The defined term “Net Worth” is hereby deleted in its entirety.
N.    The defined term “Non-Recourse Indebtedness” is hereby deleted in its entirety and replaced with the following:
“Non-Recourse Indebtedness” means (i) Indebtedness for which the liability of the obligor thereunder (except with respect to fraud, Hazardous Materials Laws liability and other customary non-recourse “carve-out” exceptions) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of Law, and (ii) Indebtedness pursuant to which both: (A) none of Borrower, Guarantor or Wexford Science & Technology, LLC guarantees the repayment of such Indebtedness, and (B) the obligor under which is a Subsidiary of Borrower and substantially all of the assets of such obligor consist of one Project and assets related to such Project.
O.    The defined term “Permitted Business Activity” is hereby deleted into its entirety and replaced with the following:
“Permitted Business Activity” means (a) the acquisition, development, renovation, ownership, leasing, sale, operation and management of (i) buildings, groups of buildings or condominium units in, or that are comprised of, one or more buildings, that in any case are primarily used or intended to be used for office, office/laboratory, research, or manufacturing purposes and related building amenities and ancillary uses (like a datacenter), (ii) improvements providing services or amenities ancillary to the foregoing, and (iii) parking garages and parking spaces related to clauses (i) and (ii), and (b) additional Permitted Investments expressly permitted under Section 6.13.
P.    The defined term “Project” is hereby deleted in its entirety and replaced with the following:
“Project” means any parcel of real property or interest in any parcel of real property located in (i) the 48 states that comprise the continental United States of America, or (ii) the District of Columbia, or (iii) the United Kingdom, or (iv) France, or (v) Germany, or (vi) Switzerland, which in each case is owned, leased or operated (in each case in whole or in part) by Borrower, or any of its Subsidiaries or Investment Affiliates and which is improved or being improved, or has been ground leased to a third party who is expected to improve such parcel or interest, with (a) a building or buildings primarily used or intended to be used for office, office/laboratory, research, warehouse, residential, retail, hospitality, educational, parking, or manufacturing purposes or other ancillary purposes or (b) parking spaces. If any member of the Consolidated Group or any Investment Affiliate owns, leases or operates less than all of a Project, then the term “Project” shall mean and refer to that portion of such Project that such entity owns, leases or operates.
Q.    The defined term “Request for Loan” is hereby deleted in its entirety and replaced with the following:
“Request for Loan” means, as the case may be: (i) a written request for a Loan substantially in the form of Exhibit D-1 for Domestic Currency Advances and (ii) a written request for Loan in substantially the form of Exhibit D-2 for Foreign Currency Advances, in each case, signed by (a) a Senior Officer of Borrower, and properly completed to provide all information required to be included therein or (b) with respect to requests for the continuation of LIBOR Rate Loans only, an email request for such continuation provided by a Senior Officer of Borrower to the Administrative Agent.
R.    The defined term “Secured Indebtedness” is hereby deleted in its entirety and replaced with the following:
“Secured Indebtedness” means any Indebtedness of a Person that is (a) not owed to a member of the Consolidated Group and (b) secured by (i) a Lien on a Project or (ii) a pledge of any ownership interests in any other Person or on any other assets, provided that the portion of such Indebtedness included in “Secured Indebtedness” shall not exceed the aggregate value of the assets securing such Indebtedness at the time such Indebtedness was incurred.
S.    The defined term “Senior Officer” is hereby deleted in its entirety and replaced with the following:
“Senior Officer” means (a) the chief executive officer, (b) the president, (c) the chief operating officer, (d) the chief financial officer, (e) the chief accounting officer, (f) any senior vice president, (g) the vice president of finance, (h) any executive vice president, or (i) with respect to requests for the continuation of LIBOR Rate Loans only, the assistant treasurer, of any of the members of the Consolidated Group or of any of their corporate general partners or managing members, as applicable.
T.    The defined term “Stabilization” is hereby deleted in its entirety and replaced with the following:
“Stabilization” means, as of any date with respect to any Project, that either (i) the entire Project, or in the case of a Redevelopment Project, the redeveloped portion thereof, was substantially completed one (1) year or more prior to such date or (ii) the entire Project has, as of such date, tenants in occupancy of eighty-five percent (85%) or more of the total Net Rentable Area thereof, each of which is either paying rent or is obligated to begin paying rent not later than ninety (90) days after the commencement date of such tenant’s lease.

U.    The defined term “Subsidiary” is hereby deleted in its entirety and replaced with the following:
“Subsidiary” means, as of any date of determination and with respect to any Person, (a) any corporation, limited liability company, partnership or other Person (whether or not, in any case, characterized as such or as a joint venture), whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership or limited liability company, of which a majority of the partnership, membership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries; or (b) any other Person the accounts of which are consolidated with the accounts of the designated parent.
V.    The defined term “Total Unencumbered Asset Value” is hereby deleted in its entirety and replaced with the following:
“Total Unencumbered Asset Value” means, as of any day, an amount equal to the sum of the following amounts for assets then owned or leased under a Mortgageable Ground Lease by a member of the Consolidated Group or an Investment Affiliate and valued as follows: (i) Adjusted NOI attributable to Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease) by Borrower or a Wholly-Owned Subsidiary of Borrower divided by the Capitalization Rate (excluding, however, for purposes of this clause (i) and the following clauses (ii) and (iii) any such portion of such Adjusted NOI attributable to (a) Unencumbered Projects that (1) were Unstabilized Projects at any time during the Fiscal Quarter with respect to which Adjusted NOI is determined and (2) are not ground leased to a third party, (b) New Unencumbered Projects, or (c) Unencumbered Projects disposed of during or after such Fiscal Quarter); plus, without duplication (ii) the BioMed Pro Rata Share of Adjusted NOI attributable to Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease, or a combination of owned and leased under a Mortgageable Ground Lease) by a member of the Consolidated Group other than Borrower or a WhollyOwned Subsidiary of Borrower, divided by the Capitalization Rate; plus (iii) the Consolidated Group Pro Rata Share of Adjusted NOI attributable to Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease) by an Investment Affiliate, divided by the Capitalization Rate, provided that in the case of clauses (ii) and (iii), if the aggregate amount to be contributed to Total Unencumbered Asset Value on account of the Unencumbered Projects described therein would exceed ten percent (10%) of Total Unencumbered Asset Value, the excess of such aggregate contribution over such maximum percentage shall be excluded; plus (iv) with respect to Unencumbered Projects excluded from clauses (i), (ii) and (iii) because they are Unstabilized Projects and not ground leased to a third party, the greater of (a) the portion of such Adjusted NOI attributable to such Unstabilized Projects (or the BioMed Pro Rata Share or Consolidated Group Pro Rata Share, as the case may be, thereof with respect to any such Unstabilized Project owned by a member of the Consolidated Group other than Borrower or a Wholly-Owned Subsidiary of Borrower or owned by an Investment Affiliate), divided by the Capitalization Rate; and (b) the GAAP Cost Basis (or the BioMed Pro Rata Share or Consolidated Group Pro Rata Share, as the case may be, thereof with respect to any such Unstabilized Project owned by a member of the Consolidated Group other than Borrower or a Wholly-Owned Subsidiary of Borrower or owned by Investment Affiliate) in such Unstabilized Project, provided that, in the case of clause (iv), if the amount to be contributed to Total Unencumbered Asset Value on account of the Unencumbered Projects described in such clause would exceed ten percent (10%) of Total Unencumbered Asset Value, the excess of such contribution over such maximum percentage shall be excluded; plus (v) the GAAP Cost Basis (or the BioMed Pro Rata Share or Consolidated Group Pro Rata Share, as the case may be, thereof with respect to any unencumbered land or rights in land owned by a member of the Consolidated Group other than Borrower or a Wholly-Owned Subsidiary of Borrower or by an Investment Affiliate) of all unencumbered land, or interests in land, that do not constitute a Project, provided that, in the case of clause (v), if the amount to be contributed to Total Unencumbered Asset Value on account of the unencumbered land or interests in land described in such clause would exceed ten percent (10%) of Total Unencumbered Asset Value, the excess of such contribution over such maximum percentage shall be excluded; plus (vi) the GAAP Cost Basis of all New Unencumbered Projects for which Adjusted NOI has been reported and on or prior to such date of determination (or the BioMed Pro Rata Share or Consolidated Group Pro Rata Share, as the case may be, of such GAAP Cost Basis with respect to any New Unencumbered Project acquired by a member of the Consolidated Group other than Borrower or a Wholly-Owned Subsidiary of Borrower or by an Investment Affiliate), provided that with respect to each of the foregoing clauses of this sentence, if (X) the amount to be contributed to Total Unencumbered Asset Value on account of any single Unencumbered Project would exceed twenty percent (20%) of Total Unencumbered Asset Value, the excess of such contribution over such maximum percentage shall be excluded and (Y) the amount to be contributed to Total Unencumbered Asset Value on account of Foreign Projects would, in the aggregate, exceed fifteen percent (15%) of Total Unencumbered Asset Value, the excess of such contribution(s) over such maximum percentage shall be excluded; plus (vii) Unencumbered Note Receivables which are Permitted Investments per the terms of Section 6.13(e) hereof (valued at par value less impairments in accordance with GAAP, and if owned by an Investment Affiliate, only the Consolidated Group Pro Rata Share of such value); provided that, in the case of this clause (vii), if the amount to be contributed to Total Unencumbered Asset Value on account of the Unencumbered Note Receivables described in such clause would exceed ten percent (10%) of Total Unencumbered Asset Value, the excess of such contribution over such maximum percentage shall be excluded plus (viii) cash and Cash Equivalents of the Consolidated Group that is not subject to any pledge, assignment or security interest in favor of a third party as of such date of determination. For purposes of determining Total Unencumbered Asset Value, Unencumbered Projects with negative Adjusted NOI, shall be excluded from clauses (i), (ii) or (iii) above.
W.    The defined term “Unencumbered” is hereby deleted in its entirety and replaced with the following:
“Unencumbered” means, with respect to (i) any property, that such property (a) is owned or leased under a Mortgageable Ground Lease by Borrower, another member of the Consolidated Group or an Investment Affiliate, (b) is not subject to any Lien other than those Permitted Liens described in Subsections 6.14(a)-(f), (c) is not subject to any Negative Pledge, (d) is free of all unremediated material environmental and structural issues, (e) is not held by a Person any of whose direct or indirect equity interests are subject to a Permitted Lien described in Section 6.14(g) or a Negative Pledge unless a pari passu Lien has also been granted securing the Borrower’s Obligations under this Agreement, and (f) if such property is owned, directly or indirectly, by a member of the Consolidated Group other than Borrower or Guarantor or by an Investment Affiliate, such owner has not guaranteed the payment of any Indebtedness, unless such owner has also guaranteed the Obligations under this Agreement and/or (ii) any Note Receivables, that such Note Receivables (a) are owned by Borrower, another member of the Consolidated Group or an Investment Affiliate, (b) are not subject to any Lien (other than those Permitted Liens described in Subsections 6.14(a)-(f)) or any Negative Pledge, (c) the direct or indirect equity interests in the holder of Note Receivables are not subject to any Lien (other than those Permitted Liens described in Subsections 6.14(a)-(f)) or Negative Pledge, and (d) if such Note Receivable is owned, directly or indirectly, by a member of the Consolidated Group other than Borrower or Guarantor or by an Investment Affiliate, such owner has not guaranteed the payment of any Indebtedness, unless such owner has also guaranteed the Obligations under this Agreement. If a given Project consists of (x) one or more portions that are Unencumbered and (y) one or more portions that are not Unencumbered, then those portion(s) of such Project that are Unencumbered property will constitute an Unencumbered Project provided that such portion(s) constitute a legally subdivided parcel of property (including, without limitation, a legally created condominium unit) that can be legally transferred independent of any other portions of said Project.
X.    The defined term “Unsecured Debt Service Coverage Ratio” is hereby deleted in its entirety and replaced with the following:

“Unsecured Debt Service Coverage Ratio” means, as of any date, (a) an amount equal to (x) Adjusted Unencumbered NOI, plus (y) the Unencumbered Note Receivables Income, divided by (b) the Unsecured Debt Service Amount.
Y.    The defined term “Unsecured Revolving Credit Agreement” is hereby deleted in its entirety and replaced with the following:
“Unsecured Revolving Credit Agreement” means that certain Amended and Restated Unsecured Credit Agreement dated as of September 24, 2013 by and among the Borrower, KeyBank and certain other lenders identified therein, as it may be further amended or modified from time to time.
2.    Additional Defined Terms. Article 1 of the Loan Agreement is hereby amended by the addition of the following new defined terms having the following meanings as provided herein:
A.    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
B.    “GAAP Cost Basis” means, with respect to any asset, the Consolidated Group’s undepreciated GAAP cost basis in such asset.
C.    “New Project” means with respect to any Fiscal Quarter with respect to which Adjusted NOI is determined, any Project that was acquired after the first day of such Fiscal Quarter or any of the immediately preceding four (4) Fiscal Quarters, but excluding any Project that both (a) was acquired or opened during any of the immediately preceding four (4) Fiscal Quarters, and (b) with respect to which, within ten (10) Banking Days after such Project was acquired, Borrower delivered to Administrative Agent written notice electing not to treat such Project as a New Project.
D.    “New Unencumbered Project” means with respect to any Fiscal Quarter with respect to which Adjusted NOI is determined, any Unencumbered Project that was acquired after the first day of such Fiscal Quarter or during any of the immediately preceding four (4) Fiscal Quarters, but excluding any Project that both (a) was acquired or opened during any of the immediately preceding four (4) Fiscal Quarters, and (b) with respect to which, within ten (10) Banking Days after such Unencumbered Project was acquired, Borrower delivered to Administrative Agent written notice electing not to treat such Project as a New Unencumbered Project.

E.    “Note Receivables” means note receivables from loans to borrowers which are not Affiliates of the Borrower or any other member of the Consolidated Group.
F.    “Permitted Investments” is defined in Section 6.13.
G.    “Unencumbered Note Receivables” means Note Receivables that are Unencumbered.
H.    “Unencumbered Note Receivables Income” means, as of any date, an annualized amount determined by multiplying four (4) times the interest income on account of Unencumbered Note Receivables actually received by Borrower or another member of the Consolidated Group (or the Consolidated Group Pro Rata Share thereof with respect to actual interest income on account of Unencumbered Note Receivables actually received by an Investment Affiliate) for the most recent Fiscal Quarter for which financial results have been reported.
3.    Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
A.    Loans. Section 2.1(b) of the Loan Agreement is hereby amended by adding the phrase “or prepaid” at the end of the last sentence of such Section. Section 2.1(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(j) A Request for Loan shall be irrevocable upon the Administrative Agent’s first notification thereof, unless otherwise agreed to by the Administrative Agent.”
B.    Increase in Aggregate Commitment. Section 2.8(vi) and 2.8(vii) are hereby deleted in their entirety and replaced with the following:
“(vi)    no Default or Event of Default exists;
(vii)    On the effective date of such increase Borrower shall deliver to the Administrative Agent a Certificate of a Responsible Official signed by a Senior Officer on behalf of Borrower stating that the representations and warranties contained in Article 4 (other than (i) representations and warranties which expressly speak as of a particular date and (ii) as otherwise disclosed by Borrower and approved in writing by the Requisite Lenders) will be true and correct in all material respects, both immediately before and after giving effect to such increase, as though such representations and warranties were made on and as of that date; and”
C.    Increase in Aggregate Commitment. The following is hereby added as a new Section 2.8(viii) of the Loan Agreement:

“(viii)    no Lender shall be an Increasing Lender without the written consent of such Lender, which consent such Lender may withhold in its sole and absolute discretion.”
D.    Increased Commitment Costs. Section 3.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
3.4 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable Law or guideline regarding capital or liquidity adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Lending Office) or any corporation controlling such Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender’s or such corporation’s failure to comply with any other Laws, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital and liquidity adequacy and such Lender’s desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is one hundred eighty (180) days preceding the date of such demand or is attributable to periods prior to the date which is one hundred eighty (180) days preceding the date of such demand (except that, if the applicable Law or guideline or change therein giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). Each Lender’s determination of such amounts shall be conclusive in the absence of manifest error. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case under this clause (ii) pursuant to Basel III, shall be deemed to be a “change” under this Section 3.4 and shall entitle the Lenders to recover the amounts described in this Section 3.4, regardless of the date enacted or adopted. Notwithstanding the foregoing, no Lender shall be compensated for any such circumstances if such Lender is otherwise fully compensated for such circumstances by the payment of Mandatory Costs or through a change in the Reserve Percentage.

E.    Payments and Fees. Sections 3.5(a) and 3.9(e) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
"(a)    If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance:
(i)    shall subject any Lender or its LIBOR Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Rate Advance or any other amounts due under this Agreement in respect of any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income (including taxes on gross income imposed in lieu of net income, minimum taxes or branch profits taxes and franchise taxes) by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is “doing business”, (ii) any withholding taxes or other taxes imposed by the United States of America on the day such Lender becomes a Lender hereunder or for any period with respect to which it has failed, for any reason, to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws to establish a complete exemption, and (iii) any withholding taxes imposed under FATCA;
(ii)    shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, compulsory loan, insurance charge, capital, liquidity or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Lending Office); or
(iii)    shall impose on any Lender or its LIBOR Lending Office or the London interbank market any other condition affecting any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans, its obligation to make LIBOR Rate Advances or this Agreement, or shall otherwise affect any of the same;
and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Lending Office of making or maintaining any LIBOR Rate Advance or in respect of any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR

Rate Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Lending Office with respect to any LIBOR Rate Advance, any of its Notes evidencing LIBOR Rate Loans or its obligation to make LIBOR Rate Advances, then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender’s LIBOR Lending Office had funded 100% of its LIBOR Rate Advance in the London interbank market), provided, that with respect to any additional amount arising as a result of the occurrence of an event described in clause (i) above, Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand (except that, if the Special LIBOR Circumstance giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof). A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error."
“(e)    Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made without setoff or counterclaim and free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by any Lender’s overall net income (including taxes on gross income imposed in lieu of net income tax, minimum taxes, branch profits taxes or franchise taxes) by (A) any jurisdiction (or political subdivision thereof) in which such Lender is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which such Lender is “doing business”, (ii) any withholding taxes or other taxes imposed by the United States of America on the day such Lender becomes a Lender hereunder or for any period with respect to which any Lender has failed, for whatever reason, timely to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws to establish a complete exemption, and (iii) any withholding taxes imposed under FATCA (all such non excluded taxes, assessments or other charges being hereinafter referred to as “Taxes”). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender’s receiving a net after Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding.”
F.    Representation and Warranties. Section 4.26 of the Loan Agreement is hereby deleted in its entirety. Sections 4.4, 4.5, 4.10, 4.19 and 4.21 of the Loan Agreement are each hereby deleted in its entirety and replaced with the following:
4.4    Subsidiaries. Schedule 4.4 hereto correctly sets forth the names, form of legal entity, and the identity of any member of the Consolidated Group that is a record owner thereof and jurisdictions of organization of all Subsidiaries of Parent. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each such Subsidiary are owned of record and beneficially by Parent, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Liens. Notwithstanding anything to the contrary contained in this Agreement, (i) Borrower may at any time from and after the Closing Date provide the Administrative Agent with written updates to Schedule 4.4 and (ii) any updates to the list of Subsidiaries provided in Schedule 1 to any Compliance Certificate shall be deemed to automatically amend Schedule 4.4 hereto.
4.5    Financial Statements. All financial statements and other information previously delivered to the Administrative Agent by Borrower fairly present in all material respects as of the date thereof the financial condition, results of operations, cash flows and/or other information described therein.
4.10    Litigation. Except for (a) any matter that is not $10,000,000 or more in excess of the amount that is fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Parent or any of its Subsidiaries of less than $20,000,000 (or, in each case in which this representation and warranty is remade after the Closing Date, less than $20,000,000 or such greater amount that the Administrative Agent has reasonably determined, after full written disclosure thereof by Borrower to the Administrative Agent, would not constitute a Material Adverse Effect), (c) matters of an administrative nature not involving a claim or charge against Parent or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Parent or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Parent or any of its Subsidiaries or any Project of any of them before any Governmental

Agency, mediator or arbitrator. As of the Closing Date, there are no judgments outstanding against or affecting the Parent or any of its Subsidiaries or any Project individually involving amounts in excess of $50,000,000 or, on an aggregate basis, involving amounts in excess of $100,000,000.
4.19    Projects. All of Borrower’s and Guarantor’s and their respective Subsidiaries’ Projects are in good repair and condition, subject to ordinary wear and tear, other than with respect to (i) deferred maintenance existing as of the date of acquisition of such Project as permitted in this Section 4.19, (ii) Projects currently under development or redevelopment, (iii) defects relating to Projects which would not constitute a Material Adverse Effect and (iv) casualty and condemnation. Borrower and Guarantor further have completed or caused to be completed an appropriate investigation of the environmental condition of each such Project as of the later of (a) the approximate date of Borrower’s or Guarantor’s or any such Subsidiary’s purchase thereof (provided that for Projects purchased by a Subsidiary prior to Borrower’s or Guarantor’s acquisition of such Subsidiary, such date shall be the approximate date of such Subsidiary’s purchase thereof) or (b) the approximate date upon which such Project was last security for Indebtedness of Borrower, Guarantor or such Subsidiary if such financing was not closed on or about the date of the acquisition of such Project to the extent such an investigation was required by the applicable lender, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental consultant in accordance with customary standards which discloses that such Project is not in violation of the representations and covenants set forth in this Agreement, unless such violation as to Unencumbered Projects has been disclosed in writing to the Administrative Agent and satisfactory remediation actions are being taken. There are no pending eminent domain proceedings against any Unencumbered Project, and, to the best knowledge of Borrower, no such proceedings are presently threatened by any taking authority which individually or in the aggregate would constitute a Material Adverse Effect. None of the Project of Borrower or Guarantor or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would constitute a Material Adverse Effect. The Projects owned by Parent, Borrower and their respective Subsidiaries as of the date hereof, are set forth on Schedule 4.19 hereto.
4.21    Other Debt. None of Borrower or Guarantor or their respective Subsidiaries is in default (after expiration of all applicable grace and cure periods) in the payment of (i) any other Indebtedness (other than Non-Recourse Indebtedness) or under any mortgage, deed of trust, security agreement, financing agreement or indenture involving Indebtedness (other than Non-Recourse Indebtedness) of $40,000,000 or more in the aggregate or under any other material agreement or material lease to which any of them is a party or (ii) any Non-Recourse Indebtedness of $80,000,000 or more in the aggregate.

G.    Hazardous Materials. Clause (c) contained in Section 4.17 of the Loan Agreement is hereby deleted and replaced with the following:
“…(c) no Project or any portion thereof is or has been utilized by Borrower nor, to the best knowledge of Borrower, Guarantor or other Person as a site for the manufacture of any Hazardous Materials in violation of any Hazardous Material Law,…”
H.    Affirmative Covenants Other Than Information and Reporting Requirements. Sections 5.9, 5.10 and 5.15 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
5.9    Use of Proceeds. Use the proceeds of all Loans for (i) Permitted Business Activities (including without limitation the funding of costs associated with the development and/or redevelopment of Projects and other costs incurred in the acquisition, development, operation, sale, financing, leasing and management of Projects and the making of Investments permitted pursuant to Section 6.13), (ii) the refinancing or repayment of existing and future Indebtedness (including without limitation Debt Offerings and other convertible debt) or (iii) as working capital or for other general corporate purposes.
5.10    Hazardous Materials Laws. Keep and maintain all Projects and each portion thereof in compliance in all material respects with all applicable material Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) (which notice and attached materials the Administrative Agent agrees to promptly forward to the Lenders) of (a) any and all material enforcement, cleanup, removal or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable material Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower and Guarantor or their respective Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrower and Guarantor or any of their respective Subsidiaries of any material occurrence or condition on any Project that could reasonably be expected to cause such Project to be subject to any restrictions on the ownership, occupancy, transferability or use of such Project for office, office/laboratory, research, or manufacturing purposes or parking uses related thereto under any applicable Hazardous Materials Laws.
5.15    More Restrictive Agreements. Promptly notify the Administrative Agent should Guarantor or any Subsidiary of Borrower and Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or issuance of Preferred Equity, which agreements or documents include covenants, whether affirmative or negative, which are individually or in the aggregate more restrictive as to the matters covered by the definitions of the term “Total Unencumbered Asset Value”, or the provisions of Sections 6.1, 6.3, 6.5 through 6.13, inclusive (or any other provisions which may have the same practical effect as any of the foregoing) against any of Borrower and Guarantor or their respective Subsidiaries than those set forth herein. If requested by the Requisite Lenders, Borrower, Guarantor, the Administrative Agent, and the Requisite Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions, in each case solely for the duration of such restrictive provisions under such other agreements or documents, as determined by the Requisite Lenders in their sole reasonable discretion. Notwithstanding the foregoing, this Section 5.15 shall not apply to covenants contained in any agreements or documents that (i) relate only to a specific Project that is collateral for any existing or future Indebtedness of any of Borrower or their Subsidiaries that is permitted by the terms of this Agreement or (ii) are between, among or in favor of members of the Consolidated Group only.
I.    Negative Covenants. Section 6.9 of the Loan Agreement is hereby deleted in its entirety. Sections 6.8, 6.13 and 6.14 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
6.8    Distributions. During the continuance of any Event of Default, make any Distributions, provided that Borrower and Parent shall be permitted to pay the minimum Distribution required under the Code to maintain and preserve Parent’s status as a real estate investment trust under the Code and not be subject to federal income or excise tax, as evidenced by a certification of a Senior Officer of Parent containing calculations in reasonable detail satisfactory in form and substance to the Administrative Agent, provided that if a monetary Event of Default or an Event of Default which involves the bankruptcy of Borrower or Guarantor or which has resulted in an acceleration of the Obligations hereunder occurs, no further Distributions may be made by Borrower or Parent. Notwithstanding the foregoing, Parent, as sole general partner of Borrower, shall be permitted at all times at its election to redeem limited partner equity interests in Borrower (which are not owned by Parent) for cash, in any circumstance where Parent deems, in its reasonable discretion, that it is precluded from redeeming limited partner equity interests in Borrower (which are not owned by Parent) for equity in Parent, due to applicable Laws.
6.13    Permitted Investments. Permit the aggregate amount of actual cash or other consideration invested by the Consolidated Group in the investments listed below as subparagraphs (a) through (e) to exceed 25% of Gross Asset Value:
(a)    investments in undeveloped land owned by the Consolidated Group plus the Consolidated Group Pro Rata Share of undeveloped land owned by Investment Affiliates (with undeveloped land valued at cost);
(b)    investments in Projects owned by the Consolidated Group that are under development, plus the Consolidated Group Pro Rata Share of any amounts so invested by the Investment Affiliates in Projects owned by the Investment Affiliates that are under development (with Projects under development ceasing to be treated as such when GAAP permits such Project to be classified as an operating asset);
(c)    investments in or with respect to Investment Affiliates that are not already captured by Sections 6.13(a) or Section 6.13(b);
(d)    investments in or with respect to buildings primarily used or intended to be used for warehouse, residential, retail, hospitality or educational purposes; and
(e) investments in the life science industry and other technologies consistent with the businesses of Borrower’s tenants, either (i) directly through the holding of debt or equity in public or private companies (A) whose primary business is medical, pharmaceutical, biotech, the life science industry or other technologies consistent with the businesses of Borrower’s tenants or (B) that own or develop real estate assets (either as owner, occupier or a third party developer/property manager) for the medical, pharmaceutical, biotech, life science industries or other industries consistent with the business of Borrower’s tenants or (ii) indirectly through the holding of interests in funds or other investment partnerships that invest in the aforementioned types of companies.
The investments permitted pursuant to this Section 6.13 shall be deemed to be “Permitted Investments.”
6.14    Liens.    Create, incur, or suffer to exist any Negative Pledge (other than the Loan Documents) or Lien in, of or on the Project of any member of the Consolidated Group, except:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without material penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;
(b)    Liens imposed by Law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on their books;
(c)    Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d)    easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character (including, without limitation, Liens with respect to rights of tenants under lease and rental agreements entered into in the ordinary course of business) and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or any other member of the Consolidated Group;
(e)    Liens evidenced by any mortgage, deed of trust, pledge, hypothecation, assignment for security or security interest, encumbrance on a Project of any member of the Consolidated Group which may be granted in favor of another member of the Consolidated Group;
(f)    any other Liens that, individually or in the aggregate, would not reasonably be expected to impair the ability to place mortgage financing on the Project encumbered by such Liens or otherwise constitute a Material Adverse Effect or subject such Project to a material impending risk of loss of forfeiture or a material loss of value; and
(g)    Liens (other than Liens described in subsections (a) through (f) above) arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein, which Liens may be of any priority and any type, including, without limitation, senior or junior mortgages or deeds of trust or pledges of equity interests.
Liens permitted pursuant to this Section 6.14 shall be deemed to be “Permitted Liens.”
J.    Financial and Business Information. Sections 7.1(l), (n) and (o) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“(l)    Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Guarantor that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $50,000,000 or more or any lessor under a lease involving aggregate annual rent of $10,000,000 or more has asserted a default thereunder on the part of Guarantor or, (iii) any Person has commenced a legal proceeding with respect to a claim against Guarantor under a contract (that is not a credit agreement or material lease) in excess of $20,000,000 or which otherwise would constitute a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action the Borrower and Guarantor are taking or propose to take with respect thereto;”
“(n)    Not later than fifty (50) days after the end of each fiscal quarter of the Consolidated Group (including the fourth fiscal quarter in each year), a list (which may be included in the Compliance Certificates) setting forth the following information with respect to each new Subsidiary or Controlled Entity of the Borrower and Guarantor: (i) the name, form of legal entity, the identity of any member of the Consolidated Group that is a record owner, and with respect to Subsidiaries of Parent, the jurisdiction of organization of the Subsidiary or Controlled Entity, (ii) a description of the property owned by such Subsidiary or Controlled Entity, and (iii) such other information as the Administrative Agent may reasonably request. Any such list (including if contained in a Compliance Certificate) provided to the Administrative Agent shall be deemed to automatically amend Schedule 4.4 hereof;”
“(o)    Simultaneously with the delivery of the financial statements referred to in Section 7.1(e) above (if such information is not otherwise included in the financial statements or other information presented to the Lenders pursuant to this Section 7.1), a statement (which may be included in the Compliance Certificates) listing (i) the Projects owned by the Consolidated Group (or in which the Consolidated Group owns an interest) and stating the location thereof, the date acquired and the GAAP Cost Basis (with respect to each new Project), (ii) the Consolidated Outstanding Indebtedness of the Consolidated Group, which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or Non-Recourse Indebtedness, and (iii) the Projects of the Consolidated Group which are Unstabilized Projects and providing a brief summary of the status of such Unstabilized Projects; and”
K.    Events of Default. Sections 9.1(c), (g), (i) and (n) of the Loan Agreement are each hereby deleted in its entirety and replaced with the following:
“(c)    Borrower fails to comply with any term, covenant, condition or agreement contained in Article 6 , provided that in the case of such a failure to comply with Sections 6.1, 6.2, 6.3, 6.4, 6.13, 6.14 and 6.16 only, such failure shall continue for a period of ten (10) days after the earlier of (x) the date upon which a Senior Officer obtains knowledge of such failure or (y) the date upon which Borrower has received a written notice of such failure from the Administrative Agent given at the direction of the Requisite Lenders; or”
“(g)    Borrower or Guarantor or any other member of the Consolidated Group fails to perform or observe any other term, covenant or agreement on its part to be performed or observed within any applicable notice and cure period, or suffers any such event of default to occur, in connection with (A) any present or future Indebtedness under the Unsecured Revolving Credit Agreement or any other present or future Indebtedness (other than Non-Recourse Indebtedness) having an outstanding principal balance, individually or in the aggregate of $40,000,000 or more, or (B) any present or future Non-Recourse Indebtedness having an outstanding principal balance, individually or in the aggregate, of $80,000,000 or more (provided, that for the purpose of this clause (g), the principal amount of Indebtedness consisting of a Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or”
“(i)    A final judgment against Borrower or Guarantor or any other member of the Consolidated Group is entered for the payment of money in excess of $75,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for sixty (60) calendar days after the date of entry of judgment, or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or”
“(n)    Failure to remediate within the time period permitted by Law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems at Projects owned by Borrower or Guarantor or any other member of the Consolidated Group or any Investment Affiliate which contribute in the aggregate in excess of $40,000,000 to Gross Asset Value.”
L.    Miscellaneous. Sections 11.2, 11.3, and 11.6 of the Loan Agreement are hereby deleted and replaced in their entirety with the following:
11.2    Interpretation of Terms. The parties to this Agreement agree that the following terms, when used herein in reference to any Project located in the United Kingdom, shall have the correlative meanings ascribed to such terms or concepts in the United Kingdom:

i.	“leasehold mortgage”;

ii.	“fee simple”;

iii.	“fee owner”;

iv.	“first mortgage financing”

v.	“Phase I report”; and

vi.	“Phase II report”.

11.3    Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution, delivery, administration and interpretation of the Loan Documents and any amendment thereto or waiver thereof. Following and during the continuation of an Event of Default, Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out of pocket expenses and the reasonable fees and out of pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any member of the Consolidated Group. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by any Lender’s overall net income imposed on such Lender (including taxes on gross income imposed in lieu of net income, minimum taxes, branch profits taxes or franchise taxes) by (A) any jurisdiction (or political subdivision thereof) in which such Lender is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which such Lender is “doing business”, (ii) any withholding taxes or other taxes imposed by the United States of America on the day such Lender becomes a Lender hereunder or for any period with respect to which any Lender has failed, for any reason, to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws to establish a complete exemption, and (iii) any withholding taxes imposed under FATCA, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in Section 11.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section 11.3 shall bear interest from the fifth Banking Day following the date of demand for payment at the Default Rate.

Section 11.6    Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered (provided that if any such communication is received after normal business hours or on a day that is not a Banking Day, it shall be deemed to have been received on the next Banking Day following receipt). The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower and Lenders shall be entitled to rely and act upon any notices purportedly given to them by or on behalf of the Administrative Agent, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify the Administrative Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by Borrower, except to the extent of such Person’s gross negligence. Notwithstanding anything in this Agreement, including this Section 11.6, to the contrary, with respect to requests for the continuation of LIBOR Rate Loans only, Borrower may provide notice to the Administrative Agent by an email requesting such continuation (with the Administrative Agent to provide Borrower confirmation of the receipt of such email notification, provided, however that such confirmation shall not be a condition to the effectiveness of Borrower’s notice).
M.    Binding Effect; Assignment; Replacement. Section 11.8(a) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
“(a)     This Agreement and the other Loan Documents to which the Borrower and Guarantor are a party are and will be binding upon and inure to the benefit of Borrower and Guarantor, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that Borrower and Guarantor may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders, and any purported assignment without such consent shall be null and void;

provided, however, for the avoidance of doubt, this Section 11.8(a) shall not apply to prohibit Borrower or Guarantor from merging with one or more other entities as are not prohibited per the express terms of Section 6.1. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.”
N.    Indemnity of Borrower. Section 11.11 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
Section 11.11    Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and Co-Lead Arrangers and each Lender and its Affiliates and their respective directors, officers, agents, attorneys and employees (collectively the “Indemnitees”) from and against: (a) any and all pending claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of “Taxes” in Section 3.9(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, the other members of the Consolidated Group or any of their officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its material breach of, or material failure to perform, any of its obligations under this Agreement or its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower’s obligations under this Section unless such failure materially prejudices Borrower’s right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower’s prior written consent (which shall not be unreasonably withheld or delayed). Borrower agrees that it shall not settle any such claim or proceeding involving any Indemnitee without the prior written consent of such Indemnitee, unless such settlement shall (a) includes a provision unconditionally releasing such Indemnitee from and holding such Indemnitee harmless against all liability in respect of claims by the releasing party related to or arising from the matters at issue in such claim or proceeding and (b) does not include any admission or stipulation as to fault or liability. In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.
O.    Nonliability of Lenders. Section 11.12(d) of the Loan Agreement is hereby deleted and replaced in its entirety with the following 11.12(d) and new 11.12(e):
“(d)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; and

(e)    The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or any other member of the Consolidated Group, and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.”
P.    No Third Parties Benefited. Section 11.13 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
Section 11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, the Administrative Agent’s and the Lenders’ successors and assigns and the Indemnitees. Except as provided in Sections 11.8, 11.11 and 11.22 no other Person shall have any rights of any nature hereunder or by reason hereof.
Q.    Confidentiality. Section 11.14(b) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
“(b) Disclosures. Any Lender Party or its legal counsel may disclose the Confidential Information (i) to Borrower, other Lenders, the Administrative Agent or any of their respective legal counsel, (ii) to its auditors in connection with bank audits or regulatory officials having jurisdiction over such Lender Party, (iii) to its legal counsel who need to know the Confidential Information for the purposes of representing or advising the Lender Parties, (iv) to its consultants, agents and advisors retained in good faith by such Lender Party with a need to know such information in connection with a Permitted Purpose or to otherwise advise or consult with such Lender Party, (v) as required by Law or legal process (subject to the terms below), or in connection with any legal proceeding to which that Lender Party and Guarantor are adverse parties (and Borrower hereby acknowledges and agrees that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each Lender is required to obtain, verify and record information that identifies the Borrower and Guarantor, which information includes the name and address of the Borrower and Guarantor and other information that will allow such Lender to identify the Borrower and Guarantor in accordance with the Act), (vi) to another potential Lender or participant in connection with an assignment or proposed assignment to that Person of all or part of that Lender Party’s interests hereunder or a participation interest in its Notes, (vii) to any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (viii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or Guarantor or the Facility or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility; and (ix) to its directors, officers, employees and Affiliates who need to know the Confidential Information for purposes of underwriting the Loan or becoming a party to this Agreement, the syndication of the Loan, the administration, interpretation, performance or exercise of rights under the Loan Documents, the enforcement of the Loan Documents, or other internal supervision, examination or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, provided that any Person to whom any of the Confidential Information is disclosed is informed by such Lender Party of the strictly confidential nature of the Confidential Information, and such Persons described in clauses (b)(iv), (vi) and (vii) shall agree in writing to be bound by confidentiality restrictions at least as restrictive as those contained herein, provided, further, that the Confidential Information permitted to be disclosed by clauses (b)(vii) and (viii) shall be limited to the disclosure of the Loan Documents only and shall be disclosed only on a “need to know” basis. Notwithstanding the foregoing, a Lender Party may disclose Confidential Information to the extent such Lender Party is requested or required by any Law or any order of any Governmental Agency or self regulatory body or other legal process to make any disclosure of or about any of the Confidential Information. In such event (except with respect to banking regulators or auditors), such Lender Party shall, if permitted by Law, promptly notify Borrower in writing so that Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement (provided that if a protective order or the receipt of a waiver hereunder has not been obtained, or if prior notice is not possible, and a Lender Party is, in the opinion of its counsel, compelled to disclose Confidential Information, such Lender Party may disclose that portion of the Confidential Information which its counsel advises it that such Lender Party is compelled to disclose, and provided further that in any event, such Lender Party will not oppose action by Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.) Each Lender Party shall be liable (but only to the extent it is finally determined to have breached the provisions of this Section 11.14(b)) for any actions by such Lender Party (but not any other Person) which are not in accordance with the provisions of this Section 11.14(b).
Notwithstanding anything herein to the contrary, Confidential Information shall not include, and Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011 4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or any Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, and transactions contemplated hereby.”
R.    Delivery of Tax Forms. The following provision is hereby added to the end of Section 11.21 of the Loan Agreement:
“If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Agreement (including by the payment of additional amounts pursuant to Sections 3.9(d) and 11.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).”
S.    Electronic Delivery of Certain Information. Section 11.23 of the Loan Agreement is hereby deleted and replaced with the following:
Section 11.23    Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II [loan requests], (ii) any Lender that has notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications and (iii) notices of Default or Event of Default. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by this Agreement to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the Compliance Certificates required by this Agreement, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.
T.    USA Patriot Act Notification; Anti-Money Laundering/International Trade Law Compliance. The following are hereby added as new Sections 11.29 and 11.30 of the Loan Agreement:
11.29    USA Patriot Act Notification. This notice is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, the Administrative Agent will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow the Administrative Agent to identify

Borrower. Administrative Agent may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.
11.30.    Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Lenders, as of the date hereof, the date of each Advance under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been finally paid in full (other than contingent indemnification obligations for which no claim has been made), that: (a) no member of the Consolidated Group, Investment Affiliate or Person who “controls” (as such term is used in the definition of “Affiliate”) any member of the Consolidated Group, (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) to the Borrower’s knowledge, derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries in violation of any Anti-Terrorism Law enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law enforced by any Compliance Authority; and (c) each member of the Consolidated Group, Investment Affiliate and Person who “controls” (as defined in the definition of “Affiliate”) any member of the Consolidated Group is in compliance with, and no member of the Consolidated Group, Investment Affiliate or Person who “controls” (as defined in the definition of “Affiliate”) any member of the Consolidated Group engages in any dealings or transactions prohibited by, any Anti-Terrorism Laws. Borrower covenants and agrees that it shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Reportable Compliance Event” means that any member of the Consolidated Group becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.; and “Sanctioned Person”

means (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (B) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

4.    Form of Compliance Certificate. As of the Amendment Effective Date, Exhibit B (Form of Compliance Certificate) to the Loan Agreement together with all Schedules attached to said Exhibit B are hereby deleted in its entirety and replaced with the attached Exhibit B.
5.    Schedule of Subsidiaries and Projects. As of the Amendment Effective Date, Schedule 4.4 (Subsidiaries) and Schedule 4.19 (Projects) to the Loan Agreement are hereby deleted in their entirety and replaced with the attached Schedule 4.4 and Schedule 4.19.
6.    Guarantor. Guarantor (a) consents to the terms and conditions of this Amendment; (b) agrees, acknowledges and confirms that all references in the Guaranty to the Notes shall refer to all of the Notes executed by Borrower for the benefit of each Lender in accordance with the terms of the Loan Agreement (as the same has been modified by the terms of this Amendment), some of which Notes are denominated in Dollars and other Notes which are denominated in Qualified Foreign Currency; (c) agrees, acknowledges and confirms that all references in the Guaranty to (X) the “Credit Agreement” (as such term is defined in the Guaranty) shall refer to the Loan Agreement as amended by this Amendment, and (Y) the “Loan Documents” shall refer to each such respective term as modified by the terms of this Amendment; and (d) reaffirms the Guaranty and confirms and agrees that, notwithstanding this Amendment and consummation of the transactions contemplated thereby, the Guaranty and all of such Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms, modified only to the extent specifically set forth in this Amendment.
7.    Full Force and Effect. Except as amended hereby, the terms and provisions of the Loan Agreement and the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.
8.    References to Loan Documents; Capitalized Terms. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

9.    Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrower and the Lenders and their respective heirs, executors, administrators, successors and assigns.
10.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
11.    Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto; and
(b)    The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Borrower, as Administrative Agent may require evidencing the identity, authority and capacity of each officer of the Borrower authorized to act in connection with this Amendment.
12.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof that (i) the representations and warranties of Borrower, contained in Article 4 of the Loan Agreement (as amended by this Amendment) are true and correct in all material respects and (ii) no Event of Default or Default has occurred and is continuing.
13.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.
[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.
BORROWER:
BIOMED REALTY, L.P., a Maryland limited partnership
By:    BioMed Realty Trust, Inc., its sole
General Partner
By:    /s/ Robert Sistek
Name: Robert Sistek
Title: Vice President, Finance

Address:
BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, CA 92128
Attn: Vice President, Real Estate Counsel
Telephone: (858) 207-5850
Facsimile: (858) 485-9843

GUARANTOR (solely with respect to Section 6):

BIOMED REALTY TRUST, INC.,
a Maryland corporation

By:    /s/ Robert Sistek
Name: Robert Sistek
Title: Vice President, Finance

Address:
BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, CA 92128
Attn: Vice President, Real Estate Counsel
Telephone: (858) 207-5850
Facsimile: (858) 485-9843

Signature Page

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent
By:    /s/ Michael R. Szuba
Print Name:    Michael R. Szuba
Title:    Vice President
Address:
KeyBank - Real Estate Capital
127 Public Square, 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH 44114
Telephone: (216) 689-5984
Facsimile: (216) 689-4997
Attention: Michael P. Szuba

LENDERS:
KEYBANK NATIONAL ASSOCIATION,

individually and as Administrative Agent

By:    /s/ Michael R. Szuba
Print Name: Michael P. Szuba
Title: Vice President
Address:
KeyBank - Real Estate Capital
127 Public Square, 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH 44114
Phone: (216) 689-5989
Facsimile: (216) 689-4997
Attention: Michael P. Szuba

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Co‑Syndication Agent

By:    /s/ Dale Northup
Print Name: Dale Northup
Title: Vice President
Address:
Wells Fargo Bank, N.A.
401 B Street, Suite 1100
San Diego, CA 92101
Telephone: (619) 699-3025
Facsimile: (619) 699-3105
Attention: Dale Northup, Vice President

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, individually and as Co-Syndication Agent
By:    /s/ Michael Paris
Name: Michael Paris
Title: Vice President

Address:

U.S. Bank National Association
4747 Executive Drive, 3rd Floor
San Diego, CA 92121
Telephone: (858) 334-0703
Facsimile: (858) 334-0797
Attention: Michael Paris

Signature Page

MORGAN STANLEY BANK, N.A.
By:
Print Name:
Title:

By:
Print Name:
Title:
Address:
Morgan Stanley Bank, N.A.
One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, UT 84111
Telephone: (801) 236-3655
Facsimile: (718) 233-0967
Attention: Carrie D. Johnson

With a copy to:

Morgan Stanley Bank, N.A.
1 New York Plaza
New York, NY 10004
Telephone: (917) 260-5332
Facsimile: (718) 233-2132
Attention: John Leidner

And a copy to:

Morgan Stanley Bank, N.A.
1 New York Plaza
New York, NY 10004
Telephone: (917) 260-5293
Facsimile:
Attention: David Ingber

Signature Page

DEUTSCHE BANK TRUST COMPANY
AMERICAS
By:    /s/ James Rolison
Print Name:    James Rolison
Title:    Managing Director

By:    /s/ Joanna Soliman
Print Name:    Joanna Soliman
Title:    Vice President
Address:
Deutsche Bank Securities, Inc.
200 Crescent Court, Suite 550
Dallas, TX 75201
Telephone: (214) 740-7904
Facsimile: (214) 740-7910
Attention: Linda Davis, Director

Signature Page

SUMITOMO MITSUI BANKING CORPORATION
By:    /s/ William G. Karl
Print Name: William G. Karl
Title: General Manager
Address:
The Sumitomo Mitsui Banking
Corporation
601 South Figueroa Street, Suite 1800
Los Angeles, CA 90017
Telephone: (213) 452-7885
Facsimile: (213) 623-6832
Attention: James D. Benko, Vice President

Signature Page

RBS CITIZENS, N.A. dba CHARTER ONE
By:    /s/ David Jablonowski
Print Name: David Jablonowski
Title: Vice President
Address:
RBS Citizens, N.A.
1215 Superior Avenue
Cleveland, OH 44114
Telephone: (216) 277-8667
Facsimile: (216) 277-4607
Attention: David Jablonowski

Signature Page

PNC BANK, NATIONAL ASSOCIATION
By:    /s/ Tyler Lowry
Print Name: Tyler Lowry
Title: Vice President
Address:
c/o PNC Real Estate
575 Market St, 28th Floor
Mailstop XX-XMSF-28-1
San Francisco, CA 94105
Telephone: (415) 733-1564
Facsimile: (415) 733-1555

Signature Page

TD BANK, NA
By:    /s/ Mauricio Duran
Print Name: Mauricio Duran
Title: Vice President
Address:
Commercial Real Estate Lending
TD Bank, NA
200 State Street, 8th Floor
Boston, MA 02109
Telephone: (617) 737-3626
Facsimile: (617) 737-0238
Attention: Mauricio Duran, Vice President

Signature Page

SOVEREIGN BANK
By:    /s/ Peter A. Olivier
Print Name: Peter A. Olivier
Title: Senior Vice President
Address:
75 State Street
Boston, MA 02109
Telephone: (617) 346-7314
Facsimile: (617) 757-5852
Attention:    Amit Shah, Credit Officer

Signature Page

MEGA INTERNATIONAL COMMERCIAL
BANK CO., LTD. NEW YORK BRANCH
By:    /s/ Luke Hwang
Printed Name:     Luke Hwang
Title: Vice President & Deputy General Manager
Address:
Mega International Commercial Bank Co., LTD., New York Branch
65 Liberty Street
New York, NY 10005
Telephone: (212) 815-9120
Facsimile: (212) 766-5006
Attention: Luke Hwang, Vice President & Deputy General Manager

With a copy to:

Mega International Commercial Bank Co., LTD., New York Branch
65 Liberty Street
New York, NY 10005
Telephone: (212) 815-9136
Facsimile: (212) 766-5006
Attention: Lucy Chen

And a copy to:

Mega International Commercial Bank Co., LTD., New York Branch
65 Liberty Street
New York, NY 10005
Telephone: (212) 815-9147
Facsimile: (212) 766-5006
Attention: Henry Shih

Signature Page

LAND BANK OF TAIWAN, NEW YORK BRANCH
By:
Print Name: Henry Leu
Title: Senior Vice President and General Manager
Address:
100 Wall Street, 14th Floor
New York, NY 10005
Telephone: (917) 542-0232
Facsimile: (917) 542-0288
Attention:    Mitch Chang, Manager

Signature Page

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH
By:    /s/ Eric Y.S. Tsai
Print Name: Eric Y.S. Tsai
Title: Vice President and General Manager
Address:
685 Third Avenue, 29th Floor
New York, NY 10017
Telephone:     212-651-9770
Facsimile:     212-651-9785

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:    /s/ Brian McNany
Print Name:    Brian McNany
Title:    Vice President

Address:
1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Chimie T. Pemba
Telephone: (212) 782-4340
Facsimile: (212) 782-6440

Signature Page

THE HUNTINGTON NATIONAL BANK

By:    /s/ Scott Childs
Print Name: Scott Childs
Title: Senior Vice President
Address:
The Huntington National Bank
200 Public Square, CM-17
Cleveland, OH 44114
Telephone: (216) 515-6529
Facsimile: (888) 987-9315
Attention:    Scott Childs, Senior Vice President

With a copy to:

The Huntington National Bank
200 Public Square, CM-17
Cleveland, OH 44114
Telephone: (216) 515-0328
Facsimile: (877) 824-9123
Attention: Terri Honohan

Signature Page

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
[To be delivered on the Closing Date, and thereafter as provided in Section 7.1(b)]]

TO:    KeyBank National Association (“Agent”) and Lenders (as defined below).
Reference is hereby made to that certain Unsecured Term Credit Agreement dated as of March 30, 2012, as amended by that certain First Amendment to Unsecured Term Credit Agreement dated as of August 2, 2012, and that certain Second Amendment to Unsecured Term Credit Agreement dated as of September 24, 2013 (as it may have been or may hereafter be amended, amended and restated, modified, supplemented or renewed from time to time, the “Credit Agreement”), by and among BioMed Realty, L.P., a Maryland limited partnership (“Borrower”), Agent, as Administrative Agent, and the Lenders (as defined in the Credit Agreement). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. This document is a “Compliance Certificate” as defined in the Credit Agreement.
Borrower hereby represents and warrants to Agent and Lenders as of the date hereof:
1.    (i) No Event of Default or Default has occurred and is continuing [except ___________], and (ii) all representations and warranties of Borrower set forth in Article 4 (other than Section 4.12) of the Credit Agreement are true and correct in all material respects, except for changes to the representations and warranties that were permitted under the Credit Agreement.
2.    The financial statements delivered to Agent concurrently herewith are true and correct, fairly present in all material respects the respective financial condition of the Consolidated Group as of the date of such statements and have been prepared in accordance with Generally Accepted Accounting Principles, except as provided therein.
3.    Without limiting the generality of the representations and warranties made above, as of the Fiscal Quarter ending _________, 201_:
(a)    the Overall Leverage Ratio is ___%, which is [in compliance] [not in compliance] with Section 6.5 of the Credit Agreement (see Item A of Schedule 4 attached hereto).
(b)    the Unsecured Leverage Ratio is ___%, which is [in compliance] [not in compliance] with Section 6.6 of the Credit Agreement (see Item B of Schedule 4 attached hereto).
(c)    the Fixed Charge Coverage Ratio is ___ to ___, which is [in compliance] [not in compliance] with Section 6.7 of the Credit Agreement (see Item C of Schedule 4 attached hereto).
(d)    All Distributions made during such Fiscal Quarter were made in compliance with Section 6.8 of the Credit Agreement.

EXHIBIT B

(e)    the Unsecured Debt Service Coverage Ratio is ___ to ___, which is [in compliance] [not in compliance] with Section 6.10 of the Credit Agreement (see Item F of Schedule 4 attached hereto).
(f)    the Gross Asset Value is $___________(see Item J of Schedule 4 attached hereto).
(g)    the Secured Indebtedness of the Consolidated Group is ____% of the Gross Asset Value, which is [in compliance] [not in compliance] with Section 6.11 of the Credit Agreement (see Item G of Schedule 4 attached hereto).
(h)    the aggregate amount invested in undeveloped land owned by the Consolidated Group and the Consolidated Group Pro Rata Share of undeveloped land owned by Investment Affiliates (with undeveloped land valued at cost) is $__________.
(i)    the aggregate amount invested by the Consolidated Group in Projects owned by the Consolidated Group that are under development, plus the Consolidated Group Pro Rata Share of any amounts so invested by the Investment Affiliates in Projects owned by Investment Affiliates that are under development (with such Projects under development ceasing to be treated as such when GAAP permits such Projects to be classified as an operating asset), is $__________.
(j)    the aggregate amount invested by the Consolidated Group in or with respect to Investment Affiliates (not otherwise captured in subparagraph (h) or (i) above) is $__________.
(k)    the aggregate amount invested by the Consolidated Group in or with respect to buildings primarily used or intended to be used for warehouse, residential, retail, hospitality or educational purposes is $____________________.
(l)    the aggregate amount invested by the Consolidated Group directly or indirectly in life science industry and related companies as described in Section 6.13(e) of the Credit Agreement is $___________.
(m)    the aggregate amount invested by the Consolidated Group in the Investments listed as subparagraphs (h), (i), (j), (k) and (l) above is $__________, or __% of the Gross Asset Value, which is [in compliance] [not in compliance] with Section 6.13 of the Credit Agreement.
4.    Schedule 1 attached hereto sets forth each “new” (i.e., not identified in the Credit Agreement or in any Compliance Certificate previously delivered to Agent) Subsidiary or Investment Affiliate of Borrower or Guarantor, and certain information with respect to such entity, as required by Section 7.1(n) of the Credit Agreement.
5.    Schedule 2 attached hereto sets forth certain information (not otherwise included in the financial statements or other information presented to Agent), as required by Section 7.1(o) of the Credit Agreement.

EXHIBIT B

6.    Schedule 3 attached hereto sets forth the current calculation of the Total Unencumbered Asset Value. Appropriate back-up calculations (in form and detail reasonably required by Agent) [are/are not] also provided with this Compliance Certificate.
7.    Schedule 4 attached hereto sets forth calculations with respect to the financial covenants referenced above. Appropriate back-up calculations (in form and detail approved by Agent) [are/are not] also provided with this Compliance Certificate.
8.    This Compliance Certificate is executed as of the date stated below by a Senior Officer on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein (and in any accompanying backup calculations or other information) to be true and correct in all material respects.

Dated as of ______________, 201_	“BORROWER”
BIOMED REALTY, L.P., a Maryland limited partnership

By:    BioMed Realty Trust, Inc., its sole general
Partner

By
Name
Title

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B
NEW SUBSIDIARIES OR INVESTMENT AFFILIATES

Name	Form of Legal Entity	Identity of Members of Consolidated Group which are Record Owners	Jurisdiction of Organization	Description of Property Owned	[Other Information Reasonably Required by Agent]
1.
2.
3.

SCHEDULE 1 TO EXHIBIT B

SCHEDULE 2 TO EXHIBIT B
INFORMATION REGARDING
PROJECTS AND INDEBTEDNESS

I.	Projects Owned by the Consolidated Group or in which a member of the Consolidated Group Owns an Interest.

Description and Location of Project	Type of Interest Held	Acquisition Date	GAAP Cost Basis
1.
2.
3.

II.    Consolidated Outstanding Indebtedness of the Consolidated Group.

Original Principal Amount	Current Amount Outstanding	Holder	Maturity Date	Extension Options	Interest Rate	Collateral	Recourse/ Nonrecourse
1.
2.
3.

III.    Unstabilized Projects.

Description and Location of Project	Status of Development	Name of Owner
1.
2.
3.

SCHEDULE 2 TO EXHIBIT B

SCHEDULE 3 TO EXHIBIT B
TOTAL UNENCUMBERED ASSET VALUE CALCULATION
Contributions of Unencumbered Projects to Total Unencumbered Asset Value (All amounts previously multiplied by BioMed Pro Rata Share or Consolidated Group Pro Rata Share where applicable)

Property Description/Unencumbered Note Receivables; Cash or Cash Equivalents	Adjusted NOI*	Applicable Capitalization Rate	GAAP Cost Basis **	Contribution to Total Unencumbered Asset Value Before Reductions
1.	$		$	$
2.	$		$	$
__.	$		$	$
$
Single Project Concentration Reduction***				($_____________ )
Non-Wholly Owned Reduction****				($ _____________)
Unstabilized Project Reduction*****				($_____________)
Unencumbered Land Parcel Reduction******				($_____________)
Foreign Project Reduction*******				($_____________)
Unencumbered Note Receivable Reduction ********				($_____________)

*
For (i) Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease) by Borrower or a Wholly-Owned Subsidiary of Borrower, (ii) the BioMed Pro Rata Share of Adjusted NOI attributable to Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease) by a member of the Consolidated Group other than Borrower or a Wholly-Owned Subsidiary of Borrower, and (iii) the Consolidated Group Pro Rata Share of Adjusted NOI attributable to Unencumbered Projects that are wholly owned (or wholly leased under a Mortgageable Ground Lease) by a member an Investment Affiliate, excluding, however, in each case, (a) those Unencumbered Projects that (1) were Unstabilized Projects at any time during the Fiscal Quarter with respect to which Adjusted NOI is determined and (2) are not ground leased to a third party, (b) New Unencumbered Projects, or (c) Unencumbered Projects disposed of during such Fiscal Quarter.

**	For Unencumbered Projects that are Unstabilized Projects and not ground leased to a third party or are New Unencumbered Projects.

***	No individual Income-Producing Project may contribute more than 20% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.

SCHEDULE 3 TO EXHIBIT B

****
Unencumbered Projects not owned by Borrower or a Wholly-Owned Subsidiary in the aggregate cannot contribute more than 10% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.

*****	Unstabilized Projects in the aggregate cannot contribute more than 10% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.

******	Unencumbered land parcels in the aggregate cannot contribute over 10% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.

*******	Foreign Projects in the aggregate cannot contribute over 15% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.
******** Unencumbered Note Receivables in the aggregate cannot contribute over 10% of the total amount of the Total Unencumbered Asset Value, as provided in the definition thereof.

SCHEDULE 3 TO EXHIBIT B

SCHEDULE 4 TO EXHIBIT B
FINANCIAL COVENANTS CALCULATION
A.    Compliance with Section 6.5 of the Credit Agreement (Overall Leverage Ratio)
1.    Consolidated Outstanding Indebtedness                $___________
2.    Gross Asset Value                            $___________
3.    Overall Leverage Ratio (Line A1 divided by Line A2
multiplied by 100)                            __________%
Line A3 shall be less than or equal to 60%
B.    Compliance with Section 6.6 of the Credit Agreement (Unsecured Leverage Ratio)
1.    Total Unsecured Indebtedness                    $___________
2.    Total Unencumbered Asset Value                    $___________
3.    Unsecured Leverage Ratio (Line B1 divided by Line B2
    multiplied by 100)                            __________%
Line B3 shall be less than or equal to 60%
C.    Compliance with Section 6.7 of the Credit Agreement (Fixed Charge Coverage)
1.    Adjusted EBITDA                             $___________
2.    Debt Service                                $___________
3.    Preferred Distributions of Consolidated Group            $___________
4.    Consolidated Group Pro Rata Share of all Preferred Distributions of Investment Affiliates                                    $
5.    Fixed Charge Coverage ratio (Line C1 to the sum of
    Line C2 thru Line C4)                         ___ to ____
Line C5 shall be greater than or equal to 1.50 to 1.00.
D.    [Intentionally Omitted.]
E.    [Intentionally Omitted.]

F.	Compliance with Section 6.10 of the Credit Agreement (Unsecured Debt Service Coverage)

SCHEDULE 4 TO EXHIBIT B

1.    Adjusted Unencumbered NOI                        $___________
2.    Unencumbered Note Receivables Income                $___________
3.    Unsecured Debt Service Amount                    $___________

4.	Unsecured Debt Service Coverage Ratio (Line F1 plus F2 to Line F3) to
Line F4 shall be greater than or equal to 2.00 to 1.00.
G.    Compliance with Section 6.11 of the Credit Agreement (Secured Indebtedness)
1.    Secured Indebtedness of the Consolidated Group             $___________
2.    Gross Asset Value                             $___________
3.    Percentage (Line G1 divided by Line G2 multiplied by 100)    __________%
Line G3 shall be less than or equal to 40%.
H.    [Intentionally Omitted.]
I.    Calculation of Adjusted EBITDA (applicable fiscal quarter)

1.	Net Income $___________

2.	Interest $___________

3.	Income Taxes $___________

4.	Minority Interest $___________

5.	Preferred Distributions $___________

6.	Depreciation and amortization $___________

7.	Gains and losses on sale of investments and joint ventures $___________

8.	Gains and losses on the disposition of discontinued operations $___________

9.	Required rent adjustments and amortization of intangibles $__________

10.	Transaction costs of acquisitions not permitted to be capitalized $__________

11.	Impairment charges, property valuation losses, gains and/or losses related to the extinguishment of debt and non-cash charges necessary to record interest rate contracts at fair value $___________

SCHEDULE 4 TO EXHIBIT B

12.
Other non-cash expenses (including non-cash compensation, non-cash severance, foreign exchange losses and other non-cash restructuring charges, to the extent not actually paid as a cash expense)                                  $___________

13.	Extraordinary or non-recurring items $___________

14.	Effect of any adjustment resulting from a change in accounting principles in determining Net Income $___________

15.	Capital Reserves for all Income-Producing Projects owned by a member of the Consolidated Group or an Investment Affiliate (divided by four (4)) ($_________)

16.	EBITDA attributable to the Consolidated Group’s equity interests in any Investment Affiliates[1] $___________

17.	Consolidated Group’s Pro Rata Share of EBITDA in each Investment Affiliates[2] ($_________)

18.	Adjusted EBITDA (the sum of Lines I1 through I14 minus Line I15 minus, if applicable, Line I16 plus, if applicable Line I17) $___________
J.    Calculation of Gross Asset Value

1.
Adjusted NOI of Projects owned (or leased pursuant to a
Mortgageable Ground Lease) by a member of the Consolidated
Group (including Consolidated Group Pro Rata Share of the
Adjusted NOI attributable to Projects owned (or leased pursuant to a Mortgageable Ground Lease) by Investment Affiliates) but
excluding CFLS Project and Properties with negative Adjusted
NOI:                                     $___________

2.
Adjusted NOI from:
(a) Projects owned (or leased
pursuant to a Mortgageable Ground Lease) by a member of the
Consolidated Group (including Consolidated Group Pro Rata
Share of the Adjusted NOI attributable to Projects owned (or leased pursuant to a Mortgageable Ground Lease) by Investment
Affiliates) that were

_______________
1To be included when calculating EBITDA with respect to the Consolidated Group.
2To be included when calculating EBITDA with respect to the Consolidated Group.

SCHEDULE 4 TO EXHIBIT B

(i) Unstabilized Projects at any time during the
Fiscal Quarter in which Adjusted NOI is determined and not
ground leased to a third party;                    ($_________)
(ii) New Projects;                            ($_________)

(iii) Projects disposed of during or after such fiscal quarter	($_________)
(b) Total ((a)(i) plus (a)(ii) plus (a)(iii))                ($_________)

3.	General Capitalization Rate: 7.25%

4.	Base Adjusted NOI Capitalized (Line J1 minus Line J2(b) divided by Line J3) $___________

5.	Adjusted NOI for CFLS Project $___________

6.	Capitalization Rate for CFLS Project 6.25%

7.	CFLS Project Value (Line J5 divided by Line J6) $___________

8.
For Unstabilized Projects not ground leased to a third party, the greater of (i) the portion of such Adjusted NOI attributable to such Project (or the Consolidated Group Pro Rata Share thereof with respect to any such excluded Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate) (see J.2(a)(i)), divided by J3 and (ii) the GAAP Cost Basis (or the Consolidated Group Pro Rata Share thereof with respect to any such excluded Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate) in such Project $___________

9.
GAAP Cost Basis of all New Projects (or the Consolidated Group Pro Rata Share thereof with respect to any such New Project owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate)                                $___________

10.	Note Receivables which are Permitted Investments per Section 6.13(e) of the Credit Agreement[3] $___________

11.	Cash and Cash Equivalents $___________

12.	Gross Asset Value (before land) (the sum of Lines J4 + J7 + J8 + J9 + J10+J11) $___________
__________________________
3The amount in Line J10 to be reduced to 10% of the total Gross Asset Value if such amount would otherwise exceed 10% of the total Gross Asset Value

SCHEDULE 4 TO EXHIBIT B

13.
GAAP Cost Basis of all land, or rights in land, that do not constitute a Project as of such date (or the Consolidated Group Pro Rata Share thereof with respect to any such land, or rights in land, owned (or leased pursuant to a Mortgageable Ground Lease) by an Investment Affiliate)[4]                                     $___________

14.	Total Gross Asset Value (Line J12 plus J13) $___________
K.    Calculation of Funds from Operations:

1.	Net Income (or deficit) $

2.	Gains from property sales $

3.	Losses from property sales $

4.	Depreciation and amortization (including applicable amount attributable from Projects owned by Investment Affiliates) $
5.    Preferred Distributions and costs incurred therewith                                         $___________

6.	Minority interest of exchangeable operating partnership units $

7.	Gains from debt extinguishment and derivatives $___________

8.	Losses from debt extinguishment and derivatives $ __________

9.	Funds From Operation (Line K1 minus Line K2 plus K3 plus K4 plus K5 plus K6 minus K7 plus K8)[5] $__________

__________________________
4The amount in Line J13 to be reduced to 10% of the total Gross Asset Value if such amount would otherwise exceed 10% of the total Gross Asset Value
5In each case under Line K2 through K6, without duplication and only to the extent such items were included in or excluded from the determination of Net Income or net deficit, as applicable.

SCHEDULE 4 TO EXHIBIT B

SCHEDULE 4.4

SUBSIDIARIES

• NAME OF SUBSIDIARY	• FORM OF LEGAL ENTITY	• OWNERSHIP	• JURISDICTION
BioMed Realty, L.P.	Limited Partnership	0.2% GP Interest by BioMed Realty Trust, Inc. 97.1% LP Interest by BioMed Realty Trust, Inc.	Maryland
BioMed Realty Holdings, Inc.	Corporation	100% by BioMed Realty, L.P.	Maryland
BioMed Realty Holdings II, Inc.	Corporation	100% by BioMed Realty, L.P.	Maryland
BioMed Realty Trust, Inc. REIT Qualification Trust	Trust	100% Beneficiary is BioMed Realty Holdings, Inc.	California
BMR-GP LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BioMed Realty LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BioMed Realty Development LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BioMed Financing, LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-JV I Holdings LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-JV II Holdings LLC	Limited Liability Company	100% by BioMed Realty Holdings, Inc.	Delaware
BMR PR II LLC	Limited Liability Company	20% by BMR-JV I Holdings, LLC	Delaware

SCHEDULE 4.4

BMR-PR II TRS LLC	Limited Liability Company	20% by BMR-JV II Holdings LLC	Delaware
BioMed Ventures LP	Limited Partnership	80% - 100% by BioMed Realty, L.P.(variable economic interest)	Delaware
BMV Direct LP	Limited Partnership	80% - 100% by BioMed Realty, L.P.(variable economic interest)	Delaware
BMV Direct RE LP	Limited Partnership	80% - 100% by BioMed Realty, L.P.(variable economic interest)	Delaware
BMV Direct SO LP	Limited Partnership	80% - 100% by BioMed Realty, L.P.(variable economic interest)	Delaware
BMV Direct SOTRS LP	Limited Partnership	80% - 100% by BioMed Realty, L.P.(variable economic interest)	Delaware
BMR LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Wexford LP	Limited Partnership	10% GP Interest by BioMed Realty Holdings, Inc. 90% LP Interest by BioMed Realty, L.P.	Delaware
BMR-217th Place LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-270 Albany Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-34790 Ardentech Court LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-34175 Ardenwood Boulevard LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

34175 Ardenwood Venture, LLC	Limited Liability Company	87.5% Membership Interest by BMR-34175 Ardenwood Boulevard LLC	Delaware
BMR-Ardsley Park LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-8808 Balboa Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	California
BMR-Bay LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Bayshore Boulevard LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-6411 Beckley Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
Guilford Real Estate Trust 1998-1	Grantor Trust	100% Beneficiary is BioMed Realty, L.P., Trustee is BMR-6411 Beckley Street LLC	Utah
BMR-9900 Belward Campus LLC	Limited Liability Company	100% by BMR-9900 Belward Campus Holdings LLC	Delaware
BMR-9900 Belward Campus Borrower LLC	Limited Liability Company	100% by BMR-9900 Belward Campus Holdings LLC	Delaware
BMR-9900 Belward Campus Holdings LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-9901 Belward Campus LLC	Limited Liability Company	100% by BMR-9901 Belward Campus Holdings LLC	Delaware
BMR-9901 Belward Campus Borrower LLC	Limited Liability Company	100% by BMR-9901 Belward Campus Holdings LLC	Delaware
BMR-9901 Belward Campus Holdings LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-Belward Campus Drive LSM LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Maryland
BMR-9920 Belward Campus Q LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Rhode Island
BMR-17190 Bernardo Center Drive LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Blackfan Circle LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Bridgeview LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Bridgeview II LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Broadway LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-550 Broadway LP (f/k/a BMR-Cray LP)	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Bunker Hill LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Coast 9 LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-58 Charles Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-320 Charles LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-134 Coolidge Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-6300 Dumbarton Circle LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-350 E Kendall F LLC	Limited Liability Company	100% by BMR-PR II LLC	Delaware
BMR-650 E Kendall B LLC	Limited Liability Company	100% by BMR-PR II LLC	Delaware
BMR-475 Eccles Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-2600 Eisenhower Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-201 Elliott Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-21 Erie Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-40 Erie Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Executive Drive LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-4570 Executive Drive LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-500 Fairview Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-530 Fairview Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-2282 Faraday Avenue LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Fresh Pond Research Park LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-700 Gateway LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-750,800,850 Gateway LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-900 Gateway LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-1000 Gateway LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Gateway/Oyster LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Gazelle LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-350 George Patterson Boulevard LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
Granta Park JCo 1 Limited	Company Limited by Shares	100% by BMR LLC	Jersey
BMR-7 Graphics Drive LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Hampshire LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-201 Industrial Road LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-3525 John Hopkins LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-3545-3575 John Hopkins LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-6500 Kaiser Drive LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-450 Kendall Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-500 Kendall Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Kendall Development LLC	Limited Liability Company	100% by BMR-PR II TRS LLC	Delaware
BMR-Kendall Holdings LLC	Limited Liability Company	100% by BMR-PR II TRS LLC	Delaware
BMR-145 King of Prussia Road GP LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-145 King of Prussia Road LP	Limited Partnership	99.5% LP Interest by BioMed Realty, L.P. 0.5% GP Interest by BMR-145 King of Prussia Road GP LLC	Delaware
BMR-Landmark at Eastview LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Lincoln Centre LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

10165 McKellar Court, L.P.	Limited Partnership	22% GP Interest by BMR-10165 McKellar Court GP LLC	California
BMR-10165 McKellar Court GP LLC	Limited Liability Company	100% by BioMed Realty, L.P.	California
BMR-Medical Center Drive LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-3450 Monte Villa Parkway LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-6114-6154 Nancy Ridge Drive LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-6828 Nancy Ridge Drive LP	Limited Liability Company	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-One Research Way LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-180 Oyster Point LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-200 Oyster Point LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Pacific Center LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Pacific Research Center LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-3500 Paramount Parkway LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-Patriot LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-335-395 Phoenixville Pike LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Research Boulevard LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Road to the Cure LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Rogers Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-10240 Science Center Drive LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-10255 Science Center LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Shady Grove Road HQ LLC	Limited Liability Company	100% by BMR-Shady Grove Holdings LLC	Maryland
BMR-Shady Grove Holdings LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Shady Grove B LLC	Limited Liability Company	100% by BMR-Shady Grove Holdings LLC	Delaware
BMR-Shady Grove D LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-200 Sidney Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Sorrento Plaza LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-Sorrento Valley Boulevard LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-11388 Sorrento Valley Road LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Spring Mill Drive GP LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Spring Mill Drive, LP	Limited Partnership	1% GP Interest by BMR-Spring Mill Drive GP LLC 99% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Summers Ridge LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Torreyana LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-9865 Towne Centre LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-9885 Towne Centre LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Trade Centre Avenue LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-6611 Tributary Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Maryland
BMR-900 Uniqema Boulevard LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-1000 Uniqema Boulevard LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware

SCHEDULE 4.4

BMR-325 Vassar Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-3200 Walnut Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Waples LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-Wateridge LP	Limited Partnership	0% GP Interest by BMR-GP LLC 100% LP Interest by BioMed Realty, L.P.	Delaware
BMR-675 West Kendall Street LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-50 West Watkins Mill LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-West Watkins Mill LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
BMR-Weston LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Delaware
Wexford Agent Corporation	Corporation	100% by BioMed Realty, L.P.	Maryland
Wexford Development, LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Maryland
Wexford Finance, LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Maryland
Wexford Management, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford Science & Technology, LLC	Limited Liability Company	100% by BioMed Realty, L.P.	Maryland
Wexford Science Center 2, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Maryland

SCHEDULE 4.4

Wexford-UCSC II GP, LLC	Limited Liability Company	50% by Wexford Science Center 2, LLC	Delaware
Wexford-UCSC II, LP	Limited Partnership	59.5% LP Interest by Wexford Science Center 2, LLC 1% GP Interest by Wexford-UCSC II GP, LLC	Delaware
3737 Fee Owner, LLC	Limited Liability Company	89% by Wexford-UCSC 3737, LLC	Delaware
Wexford-UCSC 3737 Joint Venture, LLC	Limited Liability Company	68% by Wexford Science Center 2, LLC	Delaware
Wexford-UCSC 3737 Member, LLC	Limited Liability Company	100% by Wexford-UCSC 3737 Joint Venture, LLC	Delaware
Wexford-UCSC 3737, LLC	Limited Liability Company	89% by Wexford-UCSC 3737 Joint Venture, LLC 11% by Wexford-UCSC 3737 Member, LLC	Delaware
Wexford 4320 Forest Park, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
BRDG Park at Danforth Center, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Missouri
Wexford Danforth, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Maryland
Hershey Research One, LLC	Limited Liability Company	100% by Wexford Hershey Holdings One, LLC	Delaware
Hershey Research Two, LLC	Limited Liability Company	100% by Wexford Hershey Holdings Two, LLC	Delaware
Wexford Hershey Holdings One, LLC	Limited Liability Company	100% by Wexford Hershey, LLC	Delaware
Wexford Hershey Holdings Two, LLC	Limited Liability Company	100% by Wexford Hershey, LLC	Delaware

SCHEDULE 4.4

Wexford Hershey, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Hershey Center for Applied Research, Inc.	Non-profit (501(c)(4)) corporation	50% by Wexford Science & Technology, LLC	Pennsylvania
Townsend CRB Development, LLC	Limited Liability Company	100% by Wexford Development, LLC	Maryland
CRB Federal, LLC	Limited Liability Company	0.1% by CRB Investors, LLC	Delaware
CRB Investors, LLC	Limited Liability Company	100% by BioMed Realty Holdings II, Inc.	Delaware
Townsend Chicago, LLC	Limited Liability Company	90% by CRB Investors, LLC 10% by CRB Federal, LLC	Delaware
Wexford Miami Holding, LLC	Limited Liability Company	99% by Wexford Science & Technology, LLC 1% by BMR-Wexford LP	Delaware
Wexford Miami, LLC	Limited Liability Company	100% by Wexford Miami Holding, LLC	Delaware
Wexford ODU, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford ODU 2, LLC	Limited Liability Company	99% by Wexford Science & Technology, LLC 1% by BMR-Wexford LP	Delaware
Wexford Maryland BioPark One, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Baltimore Life Science Research Park, LLC	Limited Liability Company	100% by Wexford Maryland BioPark One, LLC	Delaware
Baltimore LSRP One, Business Trust	Statutory Trust	100% by Baltimore Life Science Research Park, LLC	Maryland

SCHEDULE 4.4

Baltimore LSRP Two, Business Trust	Statutory Trust	100% by Baltimore Life Science Research Park, LLC	Maryland
BLSRP Funding I, LLC	Limited Liability Company	100% by Baltimore LSRP One, Business Trust	Delaware
BLSRP Funding II, LLC	Limited Liability Company	100% by Baltimore LSRP Two, Business Trust	Delaware
BSP Holding, LLC	Limited Liability Company	99% by Wexford BSP Partners, LLC 1% by BMR-Wexford LP	Maryland
Building Two Café, LLC	Limited Liability Company	100% by BioMed Realty Holdings, Inc.	Delaware
Wexford BSP Funding, LLC	Limited Liability Company	100% by Wexford UMB 2, LLC	Maryland
Wexford BSP Partners, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Maryland
Wexford UMB 2, LLC	Limited Liability Company	100% by BSP Holding, LLC	Maryland
Baltimore Garage Funding, LLC	Limited Liability Company	100% by Wexford Baltimore Garage, LLC	Maryland
Wexford Baltimore Garage, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Maryland
Wexford Building 91 Manager, LLC	Limited Liability Company	100% by BioMed Realty Holdings II, Inc.	Delaware
Wexford Building 91 Developer, LLC	Limited Liability Company	100% by Wexford Development, LLC	Delaware
Wexford Building 91 MT, LLC	Limited Liability Company	0.01% by Wexford Building 91 Manager, LLC	Delaware
Wexford Winston-Salem Building 91, LLC	Limited Liability Company	100% by Wexford Winston-Salem Holding, LLC	Delaware

SCHEDULE 4.4

Wexford Winston-Salem Holding, LLC	Limited Liability Company	65% by Wexford Building 91 Manager, LLC 35% by Wexford Building 91 MT, LLC	Delaware
Wexford Heritage Development, LLC	Limited Liability Company	100% by Wexford Development, LLC	Delaware
Wexford Heritage Manager, LLC	Limited Liability Company	100% by BioMed Realty Holdings II, Inc.	Delaware
Wexford Heritage, LLC	Limited Liability Company	100% by Wexford Heritage Holding, LLC	Delaware
Wexford Heritage Holding, LLC	Limited Liability Company	70% by Wexford Heritage Manager, LLC 30% by Wexford Heritage MT, LLC	Delaware
Wexford Heritage MT, LLC	Limited Liability Company	0.01% by Wexford Heritage Manager, LLC	Delaware
Wexford Miami 1851, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford Miami Property Acquisitions, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford-UCSC III GP, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford-UCSC III, L.P.	Limited Partnership	1% GP Interest by Wexford-UCSC III GP, LLC 99% LP Interest by Wexford Science & Technology, LLC	Delaware
Wexford-UCSC 3400 Associates GP, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware

SCHEDULE 4.4

Wexford-UCSC 3400 Associates, L.P.	Limited Partnership	1% GP Interest by Wexford-UCSC 3400 Associates GP, LLC 99% LP Interest by Wexford Science & Technology, LLC	Delaware
BioPark Fremont, LLC	Limited Liability Company	50% by Wexford BioPark Land Acquisition I, LLC	Delaware
Wexford BioPark Land Acquisition I, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Maryland
BSP Three Holding, LLC	Limited Liability Company	100% by Wexford BSP Three Partners, LLC	Delaware
Wexford Baltimore-Poppleton, LLC	Limited Liability Company	100% by BSP Three Holding, LLC	Maryland
Wexford BSP Three Partners, LLC	Limited Liability Company	99% by Wexford Science & Technology, LLC 1% by BMR-Wexford LP	Delaware
Wexford Maryland BioPark 3, LLC	Limited Liability Company	100% by BSP Three Holding, LLC	Delaware
Wexford Building 60 Manager, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford Winston-Salem Building 60, LLC	Limited Liability Company	100% by Wexford Winston-Salem Holding 60, LLC	Delaware
Wexford Winston-Salem Holding 60, LLC	Limited Liability Company	99% by Wexford Building 60 Manager, LLC 1% by BMR-Wexford LP	Delaware
Wexford Building 90 Manager, LLC	Limited Liability Company	100% by BioMed Realty Holdings II, Inc.	Delaware
Wexford Winston-Salem Building 90, LLC	Limited Liability Company	100% by Wexford Winston-Salem Holding 90, LLC	Delaware

SCHEDULE 4.4

Wexford Winston-Salem Holding 90, LLC	Limited Liability Company	15% by Wexford Building 90 MT, LLC 85% by Wexford Building 90 Manager, LLC	Delaware
Wexford Building 90 MT, LLC	Limited Liability Company	1% by Wexford Building 90 Manager, LLC	Delaware
Wexford Building 90 Developer, LLC	Limited Liability Company	100% by Wexford Development, LLC	Delaware
Wexford Durham Chesterfield, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware
Wexford 3801 Chestnut, LLC	Limited Liability Company	100% by Wexford Science & Technology, LLC	Delaware

Subsidiaries Subject to Options, Warrants or Other Rights to Purchase Capital Stock:

JOINT VENTURE ARRANGEMENTS / PROPERTIES

A.	Wexford-UCSC II, LP / 3711 Market Street, Philadelphia, PA

1.
Limited Partnership Agreement dated April 3, 2007 contains (i) a right of first offer at Section 4.6 if either partner proposes to sell the asset; (ii) a right of first offer at Section 7.3 if either partner elects to sell its partnership interest; and (ii) a buy/sell provision for any partner at Section 8.1

B.	Wexford-UCSC II GP, LLC / 3711 Market Street, Philadelphia, PA

1.	Limited liability company interests are subject to purchase options and buy/sell provisions of related limited partnership (Wexford-UCSC II, LP)

C.	Wexford-UCSC 3737 Joint Venture, LLC / 3737 Market Street, Philadelphia, PA

1.
Limited Liability Company Agreement dated August 8, 2012 contains (i) a right of first offer at Section 4.10 if either member proposes to sell the asset, (ii) a right of first offer at Section  7.3 if either member elects to sell its LLC interest and (iii) a buy/sell provision for any member at Section 8.1

D.	3737 Fee Owner, LLC / 3737 Market Street, Philadelphia, PA

SCHEDULE 4.4

1.	Penn Presbyterian Medical Center has the right to purchase Wexford’s 89% interest for $890 once Penn Presbyterian Medical Center has taken occupancy of its space in accordance with lease agreement

E.	BioPark Fremont, LLC / 3737 Market Street, Philadelphia, PA

1.	Amended and Restated Operating Agreement dated April 17, 2012 contains an option to purchase in favor of RPC Poppleton, LLC and a mandatory buy/sell procedure in favor of both members

F.	BMR-PR II LLC/350 E. Kendall and 650 E. Kendall, Cambridge, MA

1.	Second Amendment to the Operating Agreement of BMR-PR II LLC contains a buy/sell procedure in favor of both members
HISTORIC TAX CREDIT SYNDICATION ARRANGEMENTS / PROPERTIES

A.	CRB Federal, LLC / Illinois Institute of Technology, Chicago, IL

1.
Wexford may become obligated under put/call provision of limited liability company agreement to purchase all of the ownership interests of Banc of America after end of historic tax credit recapture period

B.	Wexford Building 91 MT, LLC / Wake Forest Building 91, Winston-Salem, NC

1.
Wexford may become obligated under put/call provision of limited liability company agreement to purchase all of the ownership interests of U.S. Bancorp Community Development Corporation after end of historic tax credit recapture period

C.	Wexford Heritage MT, LLC / Heritage Building, St. Louis, MO

1.
Under limited liability company agreement, Wexford may become obligated to purchase all of the ownership interests of U.S. Bancorp Community Development Corporation if project is not completed by outside date or sufficient federal historic tax credits are not delivered

2.
Wexford may become obligated under put/call provision of limited liability company agreement to purchase all of the ownership interests of U.S. Bancorp Community Development Corporation after end of historic tax credit recapture period

D.	Wexford Building 90 MT, LLC / Wake Forest Building 91, Winston-Salem, NC

1.
Under limited liability company agreement, Wexford may become obligated to purchase all of the ownership interests of U.S. Bancorp Community Development Corporation if project is not completed by outside date or sufficient federal historic tax credits are not delivered

2.
Wexford may become obligated under put/call provision of limited liability company agreement to purchase all of the ownership interests of U.S. Bancorp Community Development Corporation after end of historic tax credit recapture period

SCHEDULE 4.4

SCHEDULE 4.4

SCHEDULE 4.19
PROJECTS

Property Name		Ownership
1.	1522 217th Place S.E. Bothell, Washington 98021	Fee Simple
2.	270 Albany Street Cambridge, Massachusetts 02139-4210	Fee Simple
3.	34790 Ardentech Court Fremont, California 94555-3657	Fee Simple
4.	34175 Ardenwood Boulevard Fremont, California 94555	Fee Simple*
5.	Ardsley Park 410, 420, 430, 440, 444 and 460 Saw Mill River Road, Ardsley, New York 10502	Fee Simple
6.	8808 Balboa Avenue San Diego, California 92123	Fee Simple
7.	700, 720, and 740 Bay Road Redwood City, California 94063	Fee Simple
8.	3240, 3260, 3280 Bayshore Blvd Brisbane, California 94005	Fee Simple
9.	6411 Beckley Street Baltimore, Maryland 21224	Fee Simple
10.	9900 Belward Campus Drive Rockville, Maryland 20850	Fee Simple
11.	9901 Belward Campus Drive Rockville, Maryland 20850	Fee Simple
12.	9911 Belward Campus Blvd Rockville, Maryland 20850	Fee Simple
13.	9920 Belward Campus Drive Rockville, Maryland 20850	Fee Simple
14.	320 Bent Street Cambridge, Massachusetts 02142	Leasehold Interest
15.	301 Binney Street Cambridge, Massachusetts 02142	Leasehold Interest
16.	301 Binney Street Garage Cambridge, Massachusetts 02142	Leasehold Interest
17.	Kendall Crossing Apartments 157 Sixth Street Cambridge, Massachusetts 02142	Leasehold Interest
18.	17190 Bernardo Center Drive San Diego, California 92128	Fee Simple
19.	3 Blackfan Circle Boston, Massachusetts 02115	Fee Simple

SCHEDULE 4.19

Property Name		Ownership
20.	Bridgeview Technology Park 24500 Clawiter Road 24600 Industrial Boulevard 24546 Industrial Boulevard Hayward, California 94545	Fee Simple
21.	Bridgeview Technology Park II 24590 Clawiter Road Hayward, California 94545	Fee Simple
22.	210 Broadway Cambridge, Massachusetts 02139	Fee Simple
23.	550 Broadway Avenue Redwood City, CA 94063	Fee Simple
24.	3030 Bunker Hill Street San Diego, California 92109	Fee Simple
25.	58 Charles Street Cambridge, Massachusetts 02141	Fee Simple
26.	320 Charles Street Cambridge, Massachusetts 02141	Fee Simple
27.	134 Coolidge Avenue Watertown, Massachusetts 02472	Fee Simple
28.	6300 Dumbarton Circle Fremont, California 94555	Fee Simple
29.	350 Kendall Street Cambridge, Massachusetts 02142	Fee Simple*
30.	650 E Kendall Street Cambridge, Massachusetts 02142	Fee Simple*
31.	475 Eccles Avenue South San Francisco, California 94080	Fee Simple
32.	201 Elliott Avenue Seattle, Washington 98119	Fee Simple
33.	21 Erie Street Cambridge, Massachusetts 02139	Fee Simple
34.	40 Erie Street Cambridge, Massachusetts 02139-4254	Fee Simple
35.	47 Erie Street Cambridge, Massachusetts 02139	Fee Simple
36.	4775 and 4785 Executive Drive San Diego, California 92121	Fee Simple
37.	4570 Executive Drive San Diego, California 92121	Fee Simple

SCHEDULE 4.19

Property Name		Ownership
38.	500 Fairview Avenue Seattle, Washington 98109	Leasehold Interest
39.	530 Fairview Avenue Seattle, Washington 98109	Fee Simple
40.	2282 Faraday Avenue Carlsbad, California 92008	Fee Simple
41.	Fresh Pond Research Park 25, 27/31, 33/45, 51 and 61 Moulton Street and 665 Concord Avenue Cambridge, Massachusetts 02138	Fee Simple
42.	700 Gateway Boulevard South San Francisco, California 94080-7023	Fee Simple
43.	750, 800, and 850 Gateway Boulevard South San Francisco, California 94080-7023	Fee Simple
44.	900 Gateway Boulevard South San Francisco, California 94080-7023	Fee Simple
45.	1000 Gateway Boulevard South San Francisco, California 94080-7023	Fee Simple
46.	Pacific Research Center 7333, 7555, 7575, 7677, 7707, 7979, 7999, 7700, 7600, and 7500 Gateway Boulevard, Newark, California 94560	Fee Simple
47.	2855 Gazelle Court Carlsbad, California 92010	Fee Simple
48.	350 George Patterson Boulevard Bristol, Pennsylvania 19007	Fee Simple
49.	7 Graphics Drive Ewing, New Jersey 08628	Fee Simple
50.	Granta Park Great Abingdon, Cambridge, England CB21 6GP	Freehold Estate
51.	50 and 60 Hampshire Street Cambridge, Massachusetts 02139	Fee Simple
52.	201 Industrial Road San Carlos, California 94070	Fee Simple
53.	3525 John Hopkins Court San Diego, California 92121	Fee Simple

SCHEDULE 4.19

Property Name		Ownership
54.	3545-3575 John Hopkins Court San Diego, California 92121	Fee Simple
55.	6500 Kaiser Drive Fremont, California 94555	Fee Simple
56.	450 Kendall Street Cambridge, Massachusetts 02142-1108	Leasehold Interest
57.	500 Kendall Street Cambridge, Massachusetts 02142-1108	Fee Simple
58.	145 King of Prussia Road Radnor, Pennsylvania 19087	Fee Simple
59.	Landmark at Eastview 735, 745,755, 765, 767, 769, 771, 777, 785, 795, 796 Old Saw Mill River Rd., Tarrytown, New York 10591 1 Saw Mill River Road, Hawthorne, New York 10532	Fee Simple
60.	10165 McKellar Court San Diego, California 92121	Fee Simple*
61.	200, 300, 400, 500, 600, 700 and 800 Lincoln Centre Dr., Foster City, California 94044	Fee Simple
62.	9704 and 9708 – 9714 Medical Center Drive Rockville, Maryland 20859	Fee Simple
63.	3450-3451 Monte Villa Parkway Bothell, Washington 98021	Fee Simple
64.	6114, 6118, 6122, 6124, 6126 and 6154 Nancy Ridge Drive, San Diego, California 92121	Fee Simple
65.	6828 Nancy Ridge Drive San Diego, California 92121	Fee Simple
66.	One Research Way Princeton, New Jersey 08536	Fee Simple
67.	180 Oyster Point Boulevard South San Francisco, California 94080-7023	Fee Simple
68.	200 Oyster Point Boulevard South San Francisco, California 94080-7023	Fee Simple
69.	5870 and 5880 Pacific Center Boulevard San Diego, California 92121	Fee Simple

SCHEDULE 4.19

Property Name		Ownership
70.	3500 Paramount Parkway Morrisville, North Carolina 27560	Fee Simple
71.	3908 Patriot Drive Durham, North Carolina 27703	Fee Simple
72.	335-339 Phoenixville Pike Malvern, Pennsylvania 19355	Fee Simple
73.	1701 and 1711 Research Boulevard Rockville, Maryland 20850	Fee Simple
74.	10835 Road to the Cure San Diego, California 92121	Fee Simple
75.	10240 Science Center Drive San Diego, California 92121	Fee Simple
76.	10255 Science Center Drive San Diego, California 92121	Fee Simple
77.	14200 Shady Grove Road Rockville, Maryland 20850	Fee Simple
78.	200 Sidney Street Cambridge, Massachusetts 02139	Fee Simple
79.	11404 and 11408 Sorrento Valley Road San Diego, California 92121	Fee Simple
80.	4215 Sorrento Valley Boulevard San Diego, California 92121	Fee Simple
81.	11388 Sorrento Valley Road San Diego, California 92121	Fee Simple
82.	11080, 11100, 11120 and 11180 Roselle Street and 11055, 11095, 11111, 11125, and 11175 Flintkote Avenue, San Diego, California 92121	Fee Simple
83.	2-30 Spring Mill Drive Malvern, Pennsylvania 19355	Fee Simple
84.	9965 – 9995 Summers Ridge Road San Diego, California 92121	Fee Simple
85.	11010 Torreyana Road San Diego, California 92037	Fee Simple
86.	9855 and 9865 Towne Centre Drive San Diego, California 92121	Fee Simple

SCHEDULE 4.19

Property Name		Ownership
87.	9875 and 9885 Towne Centre Drive San Diego, California 92121	Fee Simple
88.	2600 and 2620 Trade Centre Avenue Longmont, Colorado 80503	Fee Simple
89.	6611 Tributary Street Baltimore, Maryland 21224	Fee Simple
90.	900 Uniqema Boulevard New Castle, Delaware 19720	Fee Simple
91.	1000 Uniqema Boulevard New Castle, Delaware 19720	Fee Simple
92.	325 Vassar Street Cambridge, Massachusetts 02139-4818	Fee Simple
93.	9535 Waples Street San Diego, California 92121	Fee Simple
94.	1825, 1865, 1885 33rd Street/ 3200 Walnut Street Boulder, Colorado 80301	Fee Simple
95.	10420, 10480, 10520 Wateridge Circle San Diego, California 92121	Fee Simple
96	675 West Kendall Street Cambridge, Massachusetts 02142-1110	Fee Simple
97.	50 West Watkins Mill Road Gaithersburg, Maryland 20878	Fee Simple
98.	55 and 65 West Watkins Mill Road Gaithersburg, Maryland 20878	Fee Simple
98.	3000 Weston Parkway Cary, North Carolina 27513	Fee Simple
100.	17, 19, 21, 23, and 25 N. Fremont Avenue and 745 West Fayette Street, Baltimore, Maryland	Fee Simple – through 50% interest in LLC*
101.	One North Poppleton Street Garage, Baltimore, Maryland 21201	Subleasehold Interest
102.	Units 1 and 2, 800 W. Baltimore Street, Baltimore, Maryland 21201 – UMB 1	Subleasehold Condominium Interest
103.	801 W. Baltimore Street, Baltimore, Maryland 21201 – UMB 2	Leasehold Interest

SCHEDULE 4.19

Property Name		Ownership
104.	3440 South Dearborn St., Chicago, Illinois 60616	Leasehold Interest
105.	1005 N. Warson Rd., Ste. Louis, Missouri 63132	Leasehold Interest
106.	4320 Forest Park Ave., St. Louis, Missouri 63108	Leasehold Interest
107.	1951 NW 7th Avenue, Miami, Florida 33136	Leasehold Interest
108.	Units 1 and 2, 1214 Research Blvd., Hershey, Pennsylvania 17036	Leasehold Condominium Interest
109.	4111 Monarch Way, Norfolk, Virginia 23508	Leasehold Interest
110.	4211 Monarch Way, Norfolk, Virginia 23508	Leasehold Interest
111.	Units 1 through 7, 3711 Market Street, Philadelphia, Pennsylvania	Leasehold Condominium Interest
112.	575 N. Patterson Avenue, Winston-Salem, North Carolina 27105	Fee Simple – through interest in LLC’s
113.	4240-4270 Duncan Avenue and 4165-4201 Duncan Avenue, St. Louis Missouri 63110	Leasehold Interest
114.	3737 Market Street, Philadelphia, Pennsylvania 19104	Leasehold Interest
115.	525-635 Vine Street, Winston-Salem, North Carolina 27157	Fee Simple – through interest in LLC’s
116.	873 W. Baltimore Street, Baltimore, Maryland 21201	Leasehold and Reversionary Interest
117.	2010 NW 6th Place, 2003 NW 7th Ave, 2027 NW 7th Avenue, Miami, Florida 33127	Fee Simple

*Such properties are owned by Investment Affiliates of Borrower.

SCHEDULE 4.19